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Exhibit 99.(a)(1)(i)

COGENT COMMUNICATIONS GROUP, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR SHARES OF RESTRICTED STOCK UNDER THE
2003 INCENTIVE AWARD PLAN
OF
COGENT COMMUNICATIONS GROUP,  INC.

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 5:00 P.M. WASHINGTON, D.C. TIME ON OCTOBER 9, 2003
UNLESS THIS OFFER IS EXTENDED

        Cogent Communications Group, Inc. ("Cogent," "we," or "us") is offering certain employees of Cogent and/or its subsidiaries the opportunity to exchange eligible outstanding stock options for restricted shares of our Series H Participating Convertible Preferred Stock (the "restricted stock"). In order for employees to participate in the exchange, employees must forfeit any and all shares of common stock, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets. We refer to the common stock subject to forfeiture as the "subject Common Stock." There are an aggregate of 1,225,824 shares of subject Common Stock, of which 1,225,000 shares are held by David Schaeffer, our Chief Executive Officer, 799 shares are held by Helen Lee, our Chief Financial Officer, and 25 shares are held by Thaddeus Weed, our Controller. Such shares were granted to Mr. Schaeffer in connection with founding Cogent, and were received by Ms. Lee and Mr. Weed in connection with their exercise of options to purchase Cogent's common stock that were granted to them in connection with their employment. The restricted stock will be issued under the 2003 Incentive Award Plan of Cogent Communications Group, Inc., which we refer to as the "Award Plan," a form of which is attached to this offer to exchange as Exhibit A. The subject Common Stock and eligible options, as defined below, will be forfeited and/or exchanged for shares of restricted stock at the ratios set forth in this offer to exchange (the "Offer to Exchange").

        We are making this Offer to Exchange upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related Election Form attached to this Offer to Exchange as Exhibit B (which together, as they may be amended from time to time, constitute the offer).

        This offer relates only to the forfeiture of ALL of the subject Common Stock and the exchange of ALL rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) that were granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan (the "Equity Incentive Plan") and owned by you as of September 11, 2003. This offer does not apply to common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets. We refer to the rights to purchase common stock eligible to be tendered in this offer as "eligible options".

        You are eligible to participate (an "Eligible Participant") in the Offer to Exchange only if you:

  •
  are an officer or other employee of Cogent or one of its "subsidiaries" (described in Section 1 of this Offer to Exchange);

  •
  hold at least one outstanding stock option granted under the Equity Incentive Plan; and

  •
  agree to forfeit all shares of common stock that you currently hold, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

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        You are not required to participate in the Offer to Exchange and to tender any of your eligible options for exchange. However, if you are an Eligible Participant and elect to participate in the Offer to Exchange, you must elect to exchange ALL of your eligible options by 5:00 p.m. Washington, D.C. Time, on October 9, 2003 (such time and date, or such later time and date to which we extend the offer as described herein, the "expiration date"), by following the procedures listed in Section 4 of this Offer to Exchange. You may only elect to exchange options that are subject to the Equity Incentive Plan, and you must exchange ALL of the eligible options that were granted to you under the Equity Incentive Plan.

        The offer is not conditioned upon a minimum number of eligible options being exchanged. The offer is, however, subject to other conditions, which we describe in Section 7 of this Offer to Exchange. Upon the terms and subject to the conditions of the offer, if we elect to accept any tendered options, we will cancel all validly tendered options shortly following the expiration date of this offer. The effective grant date for the shares of restricted stock will be the first business day following the expiration date of the offer (the "exchange date") unless, in accordance with the conditions set forth in Section 7, we reject all tendered eligible options.

        Through the offer, Eligible Participants may exchange eligible options for shares of restricted stock that will be issued under the Award Plan. The shares of restricted stock will be subject to forfeiture and other restrictions until they vest. The restricted stock will be subject to the terms of a Restricted Stock Agreement between Cogent and each Eligible Participant, a form of which is attached hereto as Exhibit C. The number of shares of restricted stock you will be granted will be equal to approximately one share of restricted stock for each 33 eligible options tendered.

        As long as you remain employed with Cogent or one of its subsidiaries, your shares of restricted stock will be deemed to have vested in an initial and monthly installments. 27.0833% of the participant's awarded restricted stock will be deemed vested on September 1, 2003, and on the first day of each month commencing on October 1, 2003, an amount of restricted shares equal to 2.0833% of the participant's awarded restricted stock will be deemed vested. The prior vesting of your eligible options will not impact the vesting of your restricted stock. If your employment terminates as a result of your death or disability, all restrictions will terminate and your restricted stock will be fully vested. In the event of a change of control of Cogent, the rate of vesting of your restricted stock will accelerate as set forth in the Restricted Stock Agreement.

        If you choose not to participate in the offer, all of your existing eligible options will remain outstanding and will be governed by their original terms.

        If your employment is terminated for any reason after you tender your eligible options, but prior to the expiration date, you will still receive the immediately vested portion of your award of restricted stock, but you will lose the right to receive the unvested portion.

        We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Accordingly, although our Board of Directors and Compensation Committee have authorized the offer, neither we, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options for exchange. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

        Shares of our common stock are listed on the American Stock Exchange under the symbol "COI." On September 10, 2003, the last sale price of our common stock as reported on the American Stock Exchange was $1.02 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to exchange your eligible options.

        As of September 1, 2003, there are approximately 14,259,563 shares of our common stock issued and outstanding, 962,180 shares of authorized common stock underlying the options eligible for

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exchange and 323,147,402 shares of our common stock that may be issued upon conversion of our Series F and G Preferred Stock. The eligible options have exercise or grant prices ranging from $0.10 to $15.00. The shares of common stock underlying the options eligible for exchange represent approximately 0.3% of the total shares of our common stock outstanding, assuming conversion of all of our outstanding preferred stock. Approximately 200 employees hold eligible options.

        If you have questions about the offer or need additional copies of this Offer to Exchange, the accompanying Election Form, or other materials relating to the offer, please contact us at the following address and telephone number: 1015 31st Street N.W., Washington, D.C. 20007, (202) 295-4200, Attn: Investor Relations.

IMPORTANT

        If you wish to tender your eligible options for exchange, you must complete and sign the Election Form, attached as Exhibit B to this Offer to Exchange, in accordance with its instructions, and send it to us by internal mail, facsimile ((202) 295-9061) or post to 1015 31st Street N.W., Washington, D.C. 20007, (202) 295-4200, Attn: Investor Relations. Your properly completed election must be RECEIVED by us by 5:00 p.m., Washington, D.C. Time, on October 9, 2003 (or such later time and date if we extend the offer).

        We are not making the Offer to Exchange to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which the Offer to Exchange or the acceptance of any election to exchange options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make the Offer to Exchange to option holders in any such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information or representations contained in this document or the accompanying Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

        Nothing in this document shall be construed to give any person the right to remain in the employ of Cogent or its subsidiaries or to affect our right to terminate the employment of any person at any time with or without cause to the extent permitted under law. Nothing in this document should be considered a contract or guarantee of wages or compensation.

        This document constitutes part of the prospectus relating to securities pursuant to the Award Plan that have been registered under the Securities Act of 1933.

        This Offer to Exchange has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the information contained in this Offer to Exchange. Any representation to the contrary is a criminal offense.

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INDEX TO SUMMARY TERM SHEET

1. What is the offer?	1
2. Why are we making the offer?	1
3. How does the exchange work?	1
4. What is the difference between a stock option and a share of restricted stock?	2
5. Who is eligible to participate in the offer?	2
6. How many shares of restricted stock will I be entitled to purchase?	2
7. When do shares of restricted stock vest?	2
8. What are the restrictions on the restricted stock?	2
9. Will I be entitled to exercise any rights of ownership with respect to the shares of restricted stock prior to vesting, such as a dividend or voting rights?	3
10. When does the offer expire?	3
11. How do I participate in the offer?	3
12. Do I have to exchange all my eligible options?	3
13. If I choose to participate in the offer, what will happen to the eligible options that I exchange?	3
14. Why can't Cogent reprice my options?	3
15. Why can't I just be granted additional options?	4
16. What will happen if I do not submit my election by the deadline?	4
17. Is there any tax consequence to my participation in the exchange?	4
18. What are the income and withholding tax consequences of the vesting of restricted stock?	5
19. Are there conditions to the offer?	5
20. Can we make changes to the offer?	5
21. How should I decide whether or not to participate?	5
22. What do the officers and members of our Board of Directors think of this offer?	5
23. May I withdraw an election to exchange my eligible options?	5
24. What happens if I elect to exchange my eligible options but my employment is terminated before the expiration date?	6
25. What happens to my restricted stock if my employment terminates prior to full vesting?	6
26. What happens if a change of control of Cogent occurs before the restricted stock vests?	6
27. Am I eligible to receive future grants if I participate in this exchange?	6
28. What are the risks of participating in the Offer to Exchange?	6

SUMMARY TERM SHEET

        The following are answers to some of the questions that you may have about the offer. Since the information in the summary is not complete, we urge you to read carefully the remainder of this Offer to Exchange and the accompanying Election Form. Where appropriate, we have included references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics of this summary. All capitalized terms not defined below have the same defined meanings as set forth in the introduction to the Offer to Exchange.

1.     What is the offer?

        We are offering to exchange all eligible options granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan for shares of Series H Participating Convertible Preferred Stock, which we refer to as "restricted stock". These new grants of restricted stock will be effective on the first business day following the expiration date. (See Section 1)

2.     Why are we making the offer?

        We are implementing this Offer to Exchange because a considerable number of our employees have stock options, whether or not they are currently exercisable, with exercise prices that are significantly above our current and recent trading prices. These options were originally granted to give employees a stake in our growth and success and to provide them with a valuable incentive to stay with us. Since the exercise prices of these options are greater than the value of the underlying stock, we believe these options are unlikely to be exercised in the foreseeable future. Consequently, the options no longer serve their original purpose. Subject Common Stock must also be forfeited in order to participate in the Offer to Exchange primarily because the Board of Directors has determined that employees should not continue to hold the subject Common Stock that was acquired at very low prices and hold shares of Series H Preferred Stock.

        This offer is voluntary and will allow Eligible Participants to choose whether to keep their current options at their current exercise price(s) or exchange their options for new restricted stock. By making this offer to exchange eligible options for restricted stock, we intend to provide an additional incentive for employees to further our growth, development and financial success by personally benefiting through the ownership of our stock. We believe this additional incentive will enable us to retain the services of employees considered essential to our long range success. The decision to grant restricted shares of Series H Preferred Stock under the 2003 Incentive Award Plan of Cogent Communications Group, Inc. (the "Award Plan") was made in order to allow management and our employees to share in the proceeds of any potential sale or other liquidation of Cogent where the amount of the proceeds results in a distribution to preferred stockholders under the liquidation provisions of the preferred stock, but does not result in distributions to holders of the common stock. We expect that this structure will incentivize management and our employees by providing them with the possibility of reaping an economic benefit in a greater number of scenarios than would be the case if the Award Plan provided only for common stock grants. (See Section 2)

3.     How does the exchange work?

        If you decide to participate in the exchange program and elect to exchange your eligible options, you must make a voluntary election to exchange ALL your eligible options outstanding by October 9, 2003 (or, if this offer is extended, such later expiration date) for a grant of restricted stock. Once the options elected for exchange are cancelled, you will receive no vesting credit with respect to the cancelled options. Restricted stock will be issued on the first business day following the expiration of the offer (the "exchange date"). 27.0833% of your shares of restricted stock will be deemed vested as of September 1, 2003, and 2.0833% of your shares of restricted stock will be deemed vested in monthly installments as of October 1, 2003. Eligible Participants may only elect to exchange ALL of their eligible options. Also, if you elect to exchange your eligible options you automatically will be deemed to have agreed to forfeit and cancel all shares of subject Common Stock that you currently hold. If your options are properly elected for exchange and accepted by us for exchange, you will receive a Restricted Stock Agreement. The Restricted Stock Agreement will confirm that your options have been accepted for exchange and will set forth your rights as a participant in the exchange program. (See Sections 4 and 9).

4.     What is the difference between a stock option and a share of restricted stock?

        Your stock options provide you the right to buy a share of our common stock at a fixed price, typically the fair market value on the date the option was granted. Outright ownership of the stock occurs only if you exercise the option by purchasing the stock at the fixed grant price. Accordingly, the value realized on exercise is the difference between the fixed grant price and the market price of the stock when the option is exercised.

        Restricted stock is Series H Participating Convertible Preferred Stock that will be owned immediately, although it will be subject to forfeiture and will not be freely transferable until predetermined vesting conditions have been met. Typically, vesting depends on continued employment for a specified time period. Unlike stock options, a holder does not pay a purchase price for restricted stock. As a result, the value realized is the fair market value of the restricted stock at the time it vests.

5.     Who is eligible to participate in the offer?

        You are eligible to participate (an "Eligible Participant") in the Offer to Exchange only if you:

  •
  are an officer or other employee of Cogent or one of its "subsidiaries" (described in Section 1 of this Offer to Exchange);

  •
  hold at least one outstanding stock option granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan; and

  •
  agree to forfeit all shares of common stock that you currently hold, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

        (See Section 1)

6.     How many shares of restricted stock will I be entitled to purchase?

        The number of shares of restricted stock you will be granted will be determined by the exchange ratio for the eligible options you hold. The ratio is subject to adjustments for any stock splits, stock dividends and similar events. The number of shares of restricted stock you will be granted will be equal to approximately one share of restricted stock for each 33 eligible options tendered. (See Section 1)

7.     When do shares of restricted stock vest?

        Your grant of restricted stock will be effective on the first business day following the expiration date (the "exchange date"). 27.0833% of your shares of restricted stock will be deemed vested on September 1, 2003, and on the first day of each month commencing on October 1, 2003, 2.0833% of your shares of restricted stock will be deemed vested. (See Section 9)

8.     What are the restrictions on the restricted stock?

        The restrictions on the restricted stock you will receive through the offer are contained in the Restricted Stock Agreement between you and Cogent, the form of which is attached to this Offer to Exchange as Exhibit C. The shares of restricted stock you receive may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until they have vested and at least five months have lapsed from the exchange date, except that you may transfer restricted stock to an immediate family member or a trust benefiting family members, provided such family member or trust agrees to be bound by the Restricted Stock Agreement, including the forfeiture provisions found therein. Before the shares of restricted stock vest, they will be held in our custody, in a book-entry account. Upon vesting, shares of restricted stock will not be released from our custody until you have satisfied all applicable withholding tax obligations. (See Section 9)

9.     Will I be entitled to exercise any rights of ownership with respect to the shares of restricted stock prior to vesting, such as a dividend or voting rights?

        As of the exchange date, you will have all the rights of a stockholder with respect to any shares of restricted stock which have not vested, except that transfer rights will be restricted as described above (Answer to Question 8) and you will be required to grant a proxy to the Secretary of Cogent to vote your restricted stock. (See Section 9)

10.   When does the offer expire?

        The offer will expire at 5:00 p.m. on October 9, 2003 unless we elect to extend the offer. We refer to October 9, 2003 or such possible later time and date to which we may extend the offer, as the "expiration date." (See Section 1)

11.   How do I participate in the offer?

        To participate in the offer, you must complete the Election Form that accompanies this Offer to Exchange, sign it, and deliver it to our office by either internal mail, facsimile ((202) 295-9061) or post to 1015 31st Street, N.W., Washington, D.C. 20007, Attn: Investor Relations. We must receive your election by 5:00 p.m. Washington, D.C. Time, on the Expiration date, or it will not be given effect. We may, in our discretion, extend the offer at any time, but we cannot assure you that the offer will be extended or, if it is extended, for how long. (See Section 4)

12.   Do I have to exchange all my eligible options?

        If you elect to exchange your eligible options in the Offer to Exchange, you must exchange ALL of your eligible rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options). Also, if you elect to exchange your eligible options you will also be deemed to have agreed to forfeit and give up all rights you have in all shares of subject Common Stock you own. (See Section 4)

13.   If I choose to participate in the offer, what will happen to the eligible options that I exchange?

        If you elect to participate in the offer and we accept your tendered options, we will cancel ALL of your options shortly following the expiration date of the offer. Your agreements evidencing your options will be cancelled and automatically rendered null and void, and you, by tendering your eligible options, irrevocably release all your rights thereunder. Also, if you elect to exchange your eligible options you will also be deemed to have agreed to forfeit and give up all rights to all shares of subject Common Stock you own. (See Section 6)

14.   Why can't Cogent reprice my options?

        The Financial Accounting Standards Board adopted unfavorable charge consequences for companies that reprice options. If we were to simply reprice options, our potential for profitability would be diminished, as we would be required to take a charge against earnings.

15.   Why can't I just be granted additional options?

        Because of the large number of options with exercise prices significantly above the current market price for our stock, a total re-grant of new options would have a severe negative affect on our dilution and outstanding shares.

16.   What will happen if I do not submit my election by the deadline?

        If you do not properly submit your election by the expiration date, then you will not participate in the exchange, and all options that you currently hold will remain unchanged and will be governed by their original terms. (See Section 4)

17.   Is there any tax consequence to my participation in the exchange?

        Restricted stock that is subject to vesting and forfeiture is not included in your gross income until your restricted stock is vested. You may, however elect to accelerate the recognition of gross income relating to the grant of your restricted stock by making an "83(b) election". An 83(b) election is a simple form that you must complete and file with the IRS office where you file your tax returns and with Cogent within 30 days of receiving the restricted stock. If you make an 83(b) election, you will immediately recognize ordinary income on the grant of your restricted stock and again with the IRS when you file your income tax return. You will not, however, later be required to recognize gross income at the time your restricted stock vests; thus, any later appreciation in the value of your restricted stock is not treated as compensation. The amount you would be required to recognize at the time of making the 83(b) election equals the difference between the fair market value of the restricted stock and the amount you paid, if any, for the restricted stock. When you ultimately sell your stock, you will recognize capital gain or loss. If you choose to file an 83(b) election, you will immediately recognize ordinary income on your vested and unvested restricted stock and will be required to pay us an amount in cash equal to the withholding tax obligation that arises at that time.

        There is some risk associated with an 83(b) election. One risk is that your restricted stock may not appreciate during its vesting period, which may result in you recognizing ordinary income at the time of making your 83(b) election and potential capital loss on the disposition of your stock. A second risk is that under certain circumstances, your restricted stock may be forfeited. In such case, no deduction will be allowed to account for the forfeiture. Your loss may be recognized as a capital loss. Because of the risks associated with making an 83(b) election, you should review your election with your personal tax adviser.

        If you choose NOT to file an 83(b) election, you will immediately recognize ordinary income on your vested restricted stock. Additionally, you will be required to recognize ordinary income on each subsequent vesting date in an amount equal to the fair market value of the shares of restricted stock then vesting, less any amount paid for the restricted stock. Your acceptance of the offer, evidenced by your signature and return of the Election Form, will constitute your agreement to pay us an amount in cash equal to the withholding tax obligation on each vesting date.

        If you choose to exchange your eligible options, ALL shares of subject Common Stock you hold will also be forfeited and cancelled. Special rules may apply with respect to holders of eligible options who also own subject Common Stock. These rules are discussed in Section 15.

        We recommend that you consult with your own tax advisor to determine the tax consequences of accepting the offer and from choosing whether or not to make an 83(b) election. (See Section 15)

18.   What are the income and withholding tax consequences of the vesting of restricted stock?

        If you are a U.S. citizen or resident and if you have not filed an 83(b) election, as your shares of restricted stock vest you will be required to recognize ordinary income in an amount equal to the fair market value of those vested shares, less the amount paid, if any, for the restricted stock. Consequently, we will have an obligation to withhold federal and state income and payroll taxes. We will calculate the applicable withholding using the federal and state supplemental withholding rates in effect at the date of vesting. Before your shares of restricted stock are released from our custody, all withholding obligations relating to vesting must be satisfied. Unless we approve of other arrangements, you must deliver to us a certified check or money order in the amount of the required withholding amount. Special rules may apply with respect to holders of eligible options who also own subject Common Stock. These rules are discussed in Section 15. (See Section 15)

19.   Are there conditions to the offer?

        The offer is not conditioned on the exchange of a minimum number of eligible options. However, the offer is subject to a number of other conditions with regard to events that could occur before the expiration of the offer, as described in Section 7. Also, two conditions to accepting the offer are that you exchange ALL eligible options and if you exchange eligible options you agree to forfeit all shares of subject Common Stock.

20.   Can we make changes to the offer?

        Although we do not expect to do so, we can make changes to the terms of the offer. In this unlikely event, we will notify, publish or inform you of such action in the manner described in Section 16.

21.   How should I decide whether or not to participate?

        We understand that the decision of whether to exchange eligible options may be a challenging one for many employees. The decision to participate must be each individual employee's personal decision, and it will depend largely on each employee's assumptions about such things as the future of Cogent, the overall economic environment and the performance of the stock market and companies in our sector.

        Before you decide whether to participate in the offer, you should carefully read and consider this Offer to Exchange. We also recommend that you review the material referenced into this Offer to Exchange, which we have previously filed with the Securities and Exchange Commission. Please refer to Section 18, entitled "Additional Information," for an explanation of how to access our SEC filings.

22.   What do the officers and members of our Board of Directors think of this offer?

        Although our Board of Directors have approved this offer, neither the officers nor the members of our Board of Directors make any recommendations as to whether you should elect to exchange or refrain from exchanging your eligible options.

23.   May I withdraw an election to exchange my eligible options?

        You can withdraw any election to exchange eligible options that you previously submitted at any time before 5:00 p.m. Washington, D.C. Time on October 9, 2003, which we refer to as the "expiration date". If we extend the offer beyond that time, you can withdraw the eligible options at any time until the extended expiration of this offer. To withdraw eligible options elected for exchange, you must deliver to us a written notice of withdrawal containing the required information, and we must receive the withdrawal notice before the expiration date. Providing us with a properly completed and signed Notice of Election to Withdraw Eligible Options form, which has been provided to you in connection with this offer, will constitute a proper written notice of withdrawal. It is your responsibility to confirm that we have received your withdrawal notice before the expiration date. Once you have withdrawn your eligible options, you can re-elect to exchange those eligible options only if you continue to be eligible to participate and you follow the delivery procedures described above and in Section 4 of this Offer to Exchange. (See Section 5)

24.   What happens if I elect to exchange my eligible options but my employment is terminated before the expiration date?

        If your employment is terminated for any reason after you tender your eligible options for exchange, but prior to the expiration date, you will still receive the immediately vested portion of your award of restricted stock, but you will lose the right to receive the unvested portion. (See Section 1)

25.   What happens to my restricted stock if my employment terminates prior to full vesting?

        Except as described in the answer to Question 26, the terms of the Restricted Stock Agreement provide that upon termination of employment, the restricted stock that has not yet been vested will be forfeited back to Cogent. Moreover, if you elected to accelerate the recognition of ordinary income with respect to your restricted stock pursuant to a properly filed 83(b) election, you will not be allowed a deduction for the forfeited restricted stock. In the case of a termination of employment as a result of death or disability, all restrictions with respect to such shares of restricted stock will immediately expire. Disability means a disability for which you are eligible for payments under our long term disability plan. (See Section 9)

26.   What happens if a change of control of Cogent occurs before the restricted stock vests?

        Upon a change of control, the rate of vesting of the restricted stock will accelerate so that restricted stock will be vested twelve months from the change of control, if not sooner, provided, however, that the restricted stock held by our chief executive officer, David Schaeffer, and our chief financial officer, Helen Lee, will vest immediately upon a change of control. In addition, if your employment is terminated following the change of control or is terminated in connection with the change of control, you will receive an additional three monthly increments of vesting following the actual date of your termination. (See Section 9)

27.   Am I eligible to receive future grants if I participate in this exchange?

        There are no current plans to make additional grants of restricted stock.

28.   What are the risks of participating in the Offer to Exchange?

        If you elect to participate in the Offer to Exchange, you will be unable to sell, transfer, assign, pledge, or otherwise encumber or dispose of the shares of restricted stock that you will receive in exchange for your eligible options until such shares of restricted stock have vested and until five months after the date you receive the restricted stock. (See Section 9). There are no such restrictions on the transfer of the common stock that you would receive upon the exercise of the vested eligible options that you hold. Therefore, in the event that you elect to participate in the Offer to Exchange and the price of Cogent's common stock increases substantially during the five months after you receive the restricted stock and the price then decreases prior to the expiration of the transfer restrictions, you will miss an opportunity to capitalize on such a price increase because you will be unable to sell your vested shares of restricted stock during that five month period. If you elect to keep your eligible options and decline to participate in the Offer to Exchange and there is such an increase in the price of Cogent's common stock, you will be able to exercise your right to purchase Cogent's common stock under your vested eligible options and to capitalize on the increase in the price of Cogent's common stock. (See Section 3)

THE OFFER TO EXCHANGE

1.     Number of Options; Expiration Date.

        We are offering you the opportunity to exchange outstanding options held by you under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan for restricted shares of our Series H Participating Convertible Preferred Stock, which we refer to as "restricted stock." The restricted stock will be issued under the 2003 Incentive Award Plan of Cogent Communications Group, Inc., which we refer to as the "Award Plan," a form of which is attached to this Offer to Exchange as Exhibit A.

        We are making this offer upon the terms and subject to the conditions described in this Offer to Exchange and in the related Election Form attached to the Offer to Exchange as Exhibit B (which together, as they may be amended from time to time, constitute the offer). In order to participate in this offer, you must forfeit any and all shares of common stock that you hold, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets. We refer to the common stock subject to forfeiture as the "subject Common Stock." There are an aggregate of 1,225,824 shares of subject Common Stock, of which 1,225,000 shares are held by David Schaeffer, our Chief Executive Officer, 799 shares are held by Helen Lee, our Chief Financial Officer, and 25 shares are held by Thaddeus Weed, our Controller. Such shares were granted to Mr. Schaeffer in connection with founding Cogent, and were received by Ms. Lee and Mr. Weed in connection with their exercise of options to purchase Cogent's common stock that were granted to them in connection with their employment.

        This offer relates only to the forfeiture of ALL of the subject Common Stock and the exchange of ALL rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) that were granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan (the "Equity Incentive Plan") and owned by you as of September 11, 2003. This offer does not apply to common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets. We refer to the rights to purchase common stock eligible to be tendered in this offer as "eligible options".

        There are approximately 14,259,563 shares of our common stock issued and outstanding, 962,180 shares of authorized common stock underlying the options eligible for exchange and 323,147,402 shares of our common stock that may be issued upon conversion of our Series F and G Preferred Stock. The eligible options have exercise or grant prices ranging from $0.10 to $15.00. The shares of common stock underlying the options eligible for exchange represent approximately 0.3% of the total shares of our common stock outstanding as of September 1, 2003, assuming conversion of all of our outstanding preferred stock. Approximately 200 employees hold eligible options.

        You are eligible to participate (an "Eligible Participant") in the Offer to Exchange only if you:

  •
  are an officer or other employee of Cogent or one of its subsidiaries (as described below);

  •
  hold at least one outstanding stock option granted under the Equity Incentive Plan; and

  •
  agree to forfeit any shares of common stock that you currently hold, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

        If your employment is terminated for any reason after you tender your eligible options for exchange, but prior to the expiration date of this offer, you will still receive the immediately vested portion of your award of restricted stock, but you will lose the right to receive the unvested portion.

        For purposes of this offer, a "subsidiary" of Cogent means any corporation in an unbroken chain of corporations beginning with Cogent if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Through the offer, you may exchange eligible options for shares of restricted stock that will be issued under the Award Plan. The shares of restricted stock, described further in this Offer to Exchange, are subject to forfeiture and other restrictions until they vest. The restricted stock will be subject to the terms of a Restricted Stock Agreement between you and Cogent, a form of which is attached hereto as Exhibit C. We encourage you to carefully read the form of Restricted Stock Agreement.

        The number of shares of restricted stock you will be entitled to purchase will be determined by the exchange ratio for the eligible options you hold. The ratio is subject to adjustments for any stock splits, stock dividends and similar events. The number of shares of restricted stock you will be granted will be equal to approximately one share of restricted stock for each 33 eligible options tendered.

        In order to participate in the offer, Eligible Participants must properly elect to tender all eligible options for exchange in accordance with the instructions set forth in Section 4 of this Offer to Exchange by 5:00 p.m. Washington, D.C. Time, on October 9, 2003 (or such later time and date to which we extend the offer as described herein, the "expiration date").

        You are not required to participate in the Offer to Exchange and exchange any of your eligible options. However, if you choose to exchange any of your eligible options, you must exchange ALL eligible options that were granted to you under the Equity Incentive Plan by following the procedures listed in Section 4. In other words, you may not exchange some of your eligible options and keep the balance of such options. Additionally, if you exchange your eligible options, you will also be deemed to have elected to forfeit and give up all rights you have in any shares of subject Common Stock you hold.

        We will not accept eligible options unless they are properly elected for exchange and not validly withdrawn in accordance with Section 5 of this Offer to Exchange before the offer expires on the expiration date. Assuming we accept for exchange all of your validly tendered options, your restricted stock will be granted on the first business day after the expiration date, which we expect will be on October 10, 2003.

        As described above, the offer will expire at 5:00 p.m. Washington, D.C. Time, on October 9, 2003, unless and until we, in our sole discretion, have extended the period of time during which the offer will remain open. If we extend the period of time during which the offer remains open, the term expiration date will refer to the latest time and date at which the offer expires. See Section 16 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer, and Section 7 of this Offer to Exchange for a description of conditions of the offer.

        We will publish a notice if we decide to increase or decrease the amount of consideration to be paid for the eligible options. If the offer is scheduled to expire within ten business days from the date we notify you of such an increase or decrease, we will also extend the offer for a period of at least ten business days after the date the notice is published.

        A business day means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 9:00 A.M. through 9:00 P.M., Washington, DC Time.

2.     Purpose of the Offer to Exchange.

        We issued the options outstanding under the Amended and Restated Cogent Communications 2000 Equity Incentive Plan for one or more of the following reasons:

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  to attract and retain the best available personnel for positions of substantial responsibility;

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  to provide additional incentive to employees, directors, and consultants; and

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  to promote the success of our business.

        We are implementing this Offer to Exchange because a considerable number of our employees have stock options, whether or not they are currently exercisable, with exercise prices that are significantly above our current and recent trading prices. These options were originally granted to give employees a stake in our growth and success and to provide them with a valuable incentive to stay with us. Since the exercise prices of these options are greater than the value of the underlying shares, we believe these options are unlikely to be exercised in the foreseeable future. Consequently, the options no longer serve their original purpose. Subject Common Stock must also be forfeited in order to participate in the Offer to Exchange primarily because the Board of Directors has determined that employees should not continue to hold the subject Common Stock that was acquired at very low prices and hold shares of Series H Preferred Stock.

        This offer is voluntary and will allow Eligible Participants to choose whether to keep their current eligible options at their current exercise price(s) or exchange their eligible options for new restricted stock. By making this offer to exchange eligible options for restricted stock, we intend to provide an additional incentive for employees to further our growth, development and financial success by personally benefiting through the ownership of our stock. We believe this additional incentive will enable us to retain the services of employees considered essential to our long range success. The decision to grant restricted shares of Series H Preferred Stock under the 2003 Incentive Award Plan of Cogent Communications Group, Inc. (the "Award Plan") was made in order to allow management and our employees to share in the proceeds of any potential sale or other liquidation of Cogent where the amount of the proceeds results in a distribution to preferred stockholders under the liquidation provisions of the preferred stock, but does not result in distributions to holders of the common stock. We expect that this structure will incentivize management and our employees by providing them with the possibility of reaping an economic benefit in a greater number of scenarios than would be the case if the Award Plan provided only for common stock grants.

        From time to time we may engage in transactions with other companies, customers and third parties that could affect or change our business structure, ownership, organization or make-up of our Board of Directors. Any such action could significantly affect the value of shares of our restricted stock. Although we have no current plans to do so, it is possible that, prior to the vesting of your restricted stock, we might complete or enter into an agreement to complete a significant business transaction such as a merger or other similar transaction. You should refer to Section 9, entitled "Source and Amount of Consideration; Terms of the Restricted Stock" for information on the terms of the restricted stock, including provisions in the event of a change of control of Cogent.

        We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Accordingly, although our Board of Directors and Compensation Committee have authorized the offer, neither we, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options for exchange, nor have we authorized any person to make such recommendation. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

3.     Risks Related to Participation in the Offer to Exchange.

        If you elect to participate in the Offer to Exchange, you will be unable to sell, transfer, assign, pledge, or otherwise encumber or dispose of the shares of restricted stock that you will receive in exchange for your eligible options until such shares of restricted stock have vested and until five months after the date you receive the restricted stock. (See Section 9). There are no such restrictions on the transfer of the common stock that you would receive upon the exercise of the vested eligible options that you hold. Therefore, in the event that you elect to participate in the Offer to Exchange and the price of Cogent's common stock increases substantially during the five months after you receive the restricted stock and the price then decreases prior to the expiration of the transfer restrictions, you will miss an opportunity to capitalize on such a price increase because you will be unable to sell your vested shares of restricted stock during that five month period. If you elect to keep your eligible options and decline to participate in the Offer to Exchange and there is such an increase in the price of Cogent's common stock, you will be able to exercise your right to purchase Cogent's common stock under your vested eligible options and to capitalize on the increase in the price of Cogent's common stock.

4.     Procedures for Electing to Exchange Eligible Options.

        Proper Exchange of Eligible Options.    To validly elect to exchange your eligible options pursuant to the Offer to Exchange, you must, in accordance with the terms of the Election Form, properly complete, duly execute and deliver the Election Form. We must receive the Election Form before the expiration date (or such later time and date if we extend the offer).

        If you do not turn in your Election Form by the expiration date, then you will not participate in the exchange, and all eligible options currently held by you will remain intact at their original price and with their original terms.

        If you elect to exchange your eligible options, you must exchange ALL rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options). Additionally, you will be deemed to have forfeited all rights you have in shares of subject Common Stock you hold, and such shares will be cancelled.

        By exchanging your eligible options and returning to us your completed Election Form, you are acknowledging (1) that your agreements evidencing your eligible options that you elected to exchange have been cancelled and automatically rendered null and void, (2) that your rights to the subject Common Stock is forfeited and such shares may be cancelled, and (3) that you irrevocably release all your rights thereunder.

        The method of delivery of all documents, including election forms concerning exchange of stock options and any other required documents, is at your election and risk. It is your responsibility to allow sufficient time to ensure timely delivery to and receipt by us.

        You should review carefully this Offer to Exchange, the accompanying Election Form, the applicable form of Restricted Stock Agreement (Exhibit C) and the applicable form of the Award Plan (Exhibit A) before making your decision.

        Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to the exchange of eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the Offer to Exchange or any defect or irregularity in any election with respect to any particular eligible option or any particular Eligible Participant. In the event that we waive any conditions to the Offer to Exchange with respect to some security holders, we will do so with respect to all security holders. No election to exchange eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the electing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.

        Our Acceptance Constitutes an Agreement.    Your election to exchange eligible options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. We will be deemed to have accepted validly tendered options that are not properly withdrawn if and when we give written notice to the option holders of our acceptance for exchange of such options, such notice may be given by press release, letter (by facsimile or mail) or delivered via e-mail. If your options are properly elected and accepted by us for exchange, you will receive a Restricted Stock Agreement. The Restricted Stock Agreement will confirm that your options have been accepted for exchange and will set forth your rights as a participant in the exchange program. Our acceptance of the options that you elect to exchange pursuant to the Offer to Exchange will constitute a binding agreement between you and Cogent upon the terms and subject to the conditions of the Offer to Exchange.

        Effect on Existing Common Stock and Options.    If you do not elect to exchange eligible options, all of your existing options and the agreements evidencing such options will continue in effect under their existing terms and conditions. If you elect to exchange your eligible options, upon our acceptance of such options for exchange, the agreements evidencing such options will be cancelled and automatically rendered null and void and you, by tendering your eligible options, irrevocably release all your rights thereunder. Moreover, you will receive no vesting credit with respect to the cancelled options. Additionally, if you elect to exchange your eligible options you agree to forfeit all rights you have in the subject Common Stock, and such shares of subject Common Stock will be cancelled.

        Subject to our rights to extend, terminate and amend the Offer to Exchange, we currently expect that we will accept promptly after the expiration of the Offer to Exchange all properly elected eligible options that have not been validly withdrawn.

5.     Withdrawal Rights.

        You may change your election or withdraw the eligible options in accordance with the provisions of this Section 5.

        You may change or withdraw your election at any time before 5:00 p.m. Washington, D.C. Time on October 9, 2003 (the "expiration date"). If we extend the offer beyond the expiration date, you can withdraw your election at any time until the extended expiration of the Offer to Exchange.

        If you exchange your eligible options, and wish to withdraw your election from the exchange before the expiration date and thus change your election to participate in the offer, you must deliver to us at the address set forth in Section 4 above a properly completed and signed Notice of Election to Withdraw Eligible Options form, attached to the Offer to Exchange as Exhibit D ("Notice of Withdrawal Form") and we must RECEIVE the Notice of Withdrawal Form before the expiration date. As is set forth on the Notice of Withdrawal Form, a submission of the Notice of Withdrawal Form will withdraw ALL of your eligible options that you exchanged. The failure to follow these procedures will invalidate your withdrawal, and your election will be unaffected.

        The Notice of Withdrawal Form must specify your name, and except as described in the following sentence, it must be executed by you. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signor's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Notice of Withdrawal Form. Providing us with a properly completed and signed Notice of Withdrawal Form, which has been provided to you in connection with this offer, will constitute a proper notice of withdrawal. It is your responsibility to confirm that we received your Notice of Withdrawal Form before the expiration date. You may confirm that we received your Notice of Withdrawal by contacting the Secretary of Cogent by telephone at (202) 295-4274.

        You cannot rescind any withdrawal, and the eligible options you withdraw will thereafter be deemed not properly elected for exchange for purposes of the Offer to Exchange unless you continue to be eligible to participate and you properly re-elect to exchange eligible options before the expiration date by following the procedures described in Section 4.

        As discussed in Section 7, we intend to make our decision either to accept all properly tendered options or to reject them all on the business day after this offer expires.

        Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

        If your employment with us or one of our subsidiaries is terminated for any reason after you exchange eligible options, but prior to the expiration date, you will still receive the immediately vested portion of your award of restricted stock, but you will lose the right to receive the unvested portion.

6.     Acceptance of Eligible Options for Exchange and Issuance of Restricted Stock.

        Upon the terms and subject to the conditions of the Offer to Exchange, and promptly after the expiration date, we will accept for exchange and cancel options validly tendered and not properly withdrawn before the expiration date. Upon our acceptance of your eligible options that you elect to exchange, your agreements evidencing such options will be cancelled and automatically rendered null and void. By tendering your eligible options for exchange, you irrevocably release all your rights thereunder. The effective grant date for the shares of restricted stock will be the first business day following the expiration date unless, in accordance with the conditions set forth in Section 7 of this Offer to Exchange, we reject all tendered options.

        You are not required to accept this offer. However, if you choose to exchange your eligible options, you must exchange ALL of them. If you attempt to exchange one or more of your eligible options, but not all of them, you automatically will be deemed not to have tendered any of your eligible options and your exchange will be rejected, unless cured prior to the expiration date.

        For purposes of the Offer to Exchange, we will be deemed to have accepted validly tendered options that are not properly withdrawn if and when we give written notice to the option holders of our acceptance of eligible options for exchange, such notice may be given by press release, letter (by facsimile or mail) or delivered via e-mail.

7.     Conditions to the Offer.

        Upon expiration of this offer, assuming none of the events listed in this Section 7 has occurred, we will promptly accept all of the properly tendered eligible options or reject them all. If we reject them all, we will communicate this to you by registered mail by 5:00 p.m., Washington, D.C. Time, on the business day after this offer expires. If we accept all of the properly tendered eligible options, they will be cancelled as described herein. If we reject them all, you will keep all of your current eligible options and you will not receive any shares of restricted stock.

        Notwithstanding any other provision of the offer, we will not be required to accept any eligible options elected for exchange, and we may terminate or amend the offer, or postpone our acceptance of any eligible options elected for exchange, in each case, subject to certain securities laws limitations, if at any time on or after September 11, 2003 and before the expiration date of this offer any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance of eligible options elected for exchange (in which case, promptly after we determine the occurrence of such event or events, we will notify you of the event or events upon which we based our decision to terminate or amend this offer or postpone our acceptance of eligible options elected for exchange):

        (a)   if we are required by the Securities and Exchange Commission or other regulatory agency to extend the expiration date beyond October 9, 2003;

        (b)   there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this offer, the acceptance for exchange and cancellation of some or all of the eligible options elected for exchange pursuant to this offer;

        (c)   there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

          (i)    make the acceptance for exchange or the exchange of some or all of the eligible options elected for exchange illegal or otherwise restrict or prohibit consummation of this offer;

          (ii)   delay or restrict our ability, or render us unable, to accept for exchange some or all of the eligible options elected for exchange; or

          (iii)  materially and adversely affect the business, condition (financial or other), income, operations or prospects of Cogent;

        (d)   there shall have occurred:

          (i)    any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

          (ii)   the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

          (iii)  the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

          (iv)  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

          (v)   any decrease of greater than 50% of the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Cogent or on the trading in our common stock;

          (vi)  in the case of any of the foregoing existing at the time of the commencement of this offer, a material acceleration or worsening thereof; or

        (e)   any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Cogent or our subsidiaries that, in our reasonable judgment, is or may have a material adverse effect on us or our subsidiaries.

        The conditions to the offer are for our benefit. We may assert them at our discretion regardless of the circumstances giving rise to them prior to the expiration of the offer. Other than those dependent on receipt of necessary government approvals, we may waive them, in whole or in part, at any time and from time to time prior to the expiration of the offer, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section will be final and binding upon all persons.

8.     Price Range of our Common Stock.

        The eligible options to be exchanged pursuant to this offer are not publicly traded. Our common stock underlying the eligible options is listed on the American Stock Exchange under the symbol "COI." The following table shows, for the periods indicated, the high and low sales prices per share of common stock of Cogent Communications Group, Inc., as reported by the American Stock Exchange.

	High	Low
Fiscal Year 2003
July 1, 2003 through September 10, 2003	$2.35	$0.81
Quarter ending June 30, 2003	$2.53	$0.40
Quarter ending March 31, 2003	$0.90	$0.41
Fiscal Year 2002
Quarter ending December 31, 2002	$1.39	$0.27
Quarter ending September 20, 2002	$1.43	$0.95
Quarter ending June 30, 2002	$3.20	$1.30
Quarter ending March 31, 2002	$5.05	$2.70

        As of September 10, 2003, the last reported sale price for our common stock, as reported by the American Stock Exchange, was $1.02 per share. As of September 1, 2003 there were approximately 14,259,563 shares of our common stock issued and outstanding.

        We recommend that you obtain current market quotations for our common stock before deciding whether to elect to tender your eligible options.

9.     Source and Amount of Consideration; Terms of Restricted Stock.

  Consideration

        We are offering shares of Series H Participating Convertible Preferred Stock ("restricted stock") issued under the 2003 Incentive Award Plan of Cogent Communications Group., Inc. (the "Award Plan") in exchange for ALL rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) that were granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan and owned by an Eligible Participant as of September 11, 2003.

        There are approximately 962,180 shares of authorized common stock underlying the options eligible for exchange in the offer. Assuming we exchange restricted stock for all eligible options, the aggregate amount of restricted stock we will issue to employees will be approximately 53,900 shares. You will not be issued fractional shares of restricted stock.

        The issuance of restricted stock through the Award Plan will not create any contractual or other right of the recipients to receive future awards under our equity incentive plans or any right to continued employment.

  Description of the Award Plan and Restricted Stock Agreement

        The following summary concerning the Award Plan and the form of Restricted Stock Agreement does not purport to be complete and is subject to, and is qualified entirely by reference to, the Award Plan and the form of Restricted Stock Agreement to be entered into between you and Cogent, both of which have been included as exhibits to our tender offer statement on Schedule TO which has been filed with the Securities and Exchange Commission. A copy of the form of the Award Plan is attached hereto as Exhibit A, and the form of Restricted Stock Agreement is attached hereto as Exhibit C.

        General.    The purpose of the Award Plan is to provide an additional incentive for our employees and consultants to further our growth, development and financial success by personally benefiting through the ownership of Cogent stock and to enable us to obtain and retain the services of employees and consultants considered to be essential to our long range success by offering them an opportunity to own Cogent stock.

        Administration.    The Award Plan is administered by the Compensation Committee of our Board of Directors, which we refer to as the "Committee". The Committee has the authority to conduct the general administration of the Award Plan. Under the terms of the Award Plan, the Committee consists of two or more non-employee directors, appointed by the Board of Directors, each of whom must be both a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the power to interpret the Award Plan and any award agreement entered into under the Award Plan, as well as to adopt, amend, and rescind rules for the administration, interpretation, and application of the Award Plan. In addition, the Board of Directors, in its absolute discretion, may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Award Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Committee. The terms of office and the manner of removal of Committee members, are, like other members of our Board of Directors, set forth in and subject to the terms of our Fourth Amended and Restated Certificate of Incorporation (the "Amended and Restated Charter") and our Bylaws.

        Eligibility.    Under the terms of the Award Plan, the Committee, in its sole discretion, may from time to time grant awards to any number of our key employees or consultants (or any subsidiary of Cogent). The Committee determines at the time of each grant the number of shares subject to such award.

        Number of Shares.    Up to 54,001 shares of Series H Preferred Stock may be granted as restricted stock awards under the Award Plan. Restricted shares that have been surrendered to us may be granted again by us under the Award Plan.

        Adjustments.    Under the terms of the Award Plan, in the event that any dividend, or other distribution (whether in the form of cash, common stock, or other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of our common stock or other securities, or other similar corporate transaction or event affects our restricted stock, the Committee may make adjustments to the number and kind of restricted stock (or other securities or property) that may be granted under the Award Plan, the number and kind of shares of restricted stock (or other securities or property) subject to outstanding Awards, and any other equitable adjustments as it may determine to be appropriate in its sole discretion. You should refer to the Award Plan for more information on actions authorized to the Committee in the event any of the foregoing corporate transactions or events occur.

        Vesting of Restricted Stock.    Under the terms of the Restricted Stock Agreement between you and Cogent, the form of which is attached hereto as Exhibit C, the shares of restricted stock will vest as follows:

  •
  27.0833% of your shares of restricted stock will be deemed vested on September 1, 2003.

  •
  On the first day of each month commencing on October 1, 2003, an amount of restricted shares equal to 2.0833% of your awarded restricted stock will be deemed vested.

        Upon a termination of employment other than from death or disability, the restricted stock will be subject to forfeiture. In the case of termination of employment as a result of death or disability, all restrictions with respect to such shares of restricted stock will immediately expire. Disability means a disability for which you are eligible for payments under Cogent's long term disability plan.

        Upon a change of control, the rate of vesting of the restricted stock will accelerate so that restricted stock will be vested twelve months from the change of control, if not sooner, provided, however, that the restricted stock held by our chief executive officer, David Schaeffer, and our chief financial officer, Helen Lee, will vest immediately upon a change of control. In addition, if your employment is terminated following the change of control or is terminated in connection with the change of control, you will receive an additional three monthly increments of vesting following the actual date of your termination. A change of control will be deemed to occur if (1) a consolidation, merger or reorganization occurs whereby our stockholders will hold 50% or less of the voting securities of the surviving entity; (2) any transaction or series of related transactions occurs in which at least 50% of our voting power is transferred; (3) all or substantially all of our assets are sold, transferred, or leased; (4) an individual, entity, or group beneficially acquires at least a majority of the voting power of our outstanding voting securities; or (5) we consummate a plan of complete liquidation.

        Shareholder Rights and General Restrictions.    Under the terms of the Restricted Stock Agreement, you will have all the rights and privileges of a stockholder with respect to any shares of restricted stock which have not vested, except that the following restrictions will apply:

  •
  You will not be entitled to delivery of the certificate or certificates for any restricted stock, except as otherwise required by Section 158 of the Delaware General Corporation Law;

  •
  The shares of restricted stock you receive may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until they have vested and at least five months have lapsed from the exchange date, except that you may transfer restricted stock to an immediate family member or a trust benefiting family members, provided such family member or trust agrees to be bound by the Restricted Stock Agreement, including the forfeiture provisions found therein;

  •
  The restricted stock will be subject to forfeiture to the extent set forth in the Restricted Stock Agreement upon a termination of employment or upon the breach of any restrictions, terms or conditions of the Restricted Stock Agreement; and

  •
  You will be required to grant a proxy to the Secretary of Cogent to vote your restricted stock.

        Except as otherwise provided in the Restricted Stock Agreement, you will have all the rights of a stockholder with respect to your vested shares of restricted stock (the "Vested Shares"), including the right to freely transfer the Vested Shares, vote the Vested Shares and the right to receive all dividends and other distributions paid or made with respect to the Vested Shares.

        Stock Certificates.    Under the terms of the Restricted Stock Agreement, we will cause the awarded shares of restricted stock to be issued and to be registered in your name and held in a book entry form promptly upon execution of the Agreement. No certificate for such stock will be issued except pursuant to the provisions of Section 158 of the Delaware General Corporation Law. If a stock certificate is issued for any restricted stock, it will be delivered to, and held in custody by, us until the applicable restrictions lapse or such stock is forfeited or otherwise returned to us.

        Amendment, Suspension, or Termination of the Award Plan.    The Award Plan may be wholly or partially amended or otherwise modified, suspended or terminated by the Committee without shareholder approval, but only to the extent that shareholder approval is not required by the Award Plan, applicable law or regulation. Without the consent of the holder of restricted stock granted under the Award Plan, no amendment, suspension, or termination will alter or impair any rights or obligations under the Award Plan, unless the Award Plan or the Award itself otherwise expressly so provides. No awards may be granted or awarded during any period of suspension or termination of the Award Plan.

  Tax Consequences

        You should refer to Section 15 of this Offer to Exchange for a discussion of the material federal tax consequences of the acquisition and vesting of shares of restricted stock. We recommend that you consult with your own tax advisor to determine the tax consequences of your participation in this offer.

  Terms of the Series H Preferred Stock

        A summary of certain of the rights and preferences of the Series H Preferred Stock is set forth below. The complete designation of the rights and preferences of the Series H Preferred Stock is set forth in our Amended and Restated Charter, attached hereto as Exhibit E and in the certificates of designation in the form attached hereto as Exhibit F.

        Dividends.    The holders of the Series H Preferred Stock will be entitled to receive out of legally available funds, dividends (on an as-converted-to-common-stock basis) payable when and if dividends are declared by the Board of Directors with respect to our common stock. We have no current plan, proposal or arrangement, written or otherwise, to pay dividends with respect to our common stock or the Series H Preferred Stock.

        Conversion.    Each share of the Series H Preferred Stock may be converted into shares of common stock at the election of its holder at any time. Each share of Series H Preferred Stock will be automatically converted into approximately 769 shares of common stock upon the affirmative election of the holders of at least two thirds of the outstanding shares of the Series H Preferred Stock. Assuming that all 54,001 shares of Series H Preferred Stock are issued in connection with this Offer to Exchange or otherwise under the Award Plan, the Series H Preferred Stock will be convertible into 41,539,253 shares of common stock representing 11.00% of the fully diluted authorized and outstanding shares of our common stock (assuming conversion of all of our issued and outstanding securities that are convertible into common stock and exercise of all outstanding options and warrants or any other rights to purchase or acquire other equity interests in Cogent). The conversion price will be subject to adjustment as provided in the paragraph below (relating to antidilution). The Series H Preferred Stock will be automatically converted into common stock, at the then applicable conversion rate in the event of an underwritten public offering of shares of Cogent at a total offering of not less than $50 million at a post-money valuation of Cogent of $500 million (a "Qualifying PO").

        Sinking Fund Provisions.    The Series H Preferred Stock is not subject to sinking fund provisions.

        Restrictions on Alienability.    The Series H Preferred Stock is subject to restrictions on transfer related to vesting schedules, employment status and other restrictions as may be determined by the Committee from time to time as set forth in the Offer to Exchange.

        Antidilution.    The conversion price of the Series H Preferred Stock will be subject to adjustment to reduce dilution in the event that we issue additional equity securities (other than shares issued pursuant to our equity compensation plan and other customary exclusions) at a purchase price less than the applicable conversion price. In the event of such an issuance of additional securities, the applicable conversion price will be adjusted on a weighted average basis taking into account the price and number of the newly issued shares and the number of shares then outstanding. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like. In addition, if there is an adjustment to the conversion price of the Series H Preferred Stock, then our Series F Preferred Stock and Investors Preferred Stock will receive the same proportional adjustment.

        Voting Rights and Protective Provisions.    The Series H Preferred Stock will vote together with the common stock and not as a separate class, except as required by law with respect to any amendment or waiver of any provisions of our Amended and Restated Charter or Bylaws that adversely affects the rights, preferences and privileges of the Series H Preferred Stock, on all matters except the election of directors on which the holders of the Series H Preferred Stock will have no vote with respect to their shares of Series H Preferred Stock. Each share of the Series H Preferred Stock will have a number of votes equal to the number of shares of common stock then issuable upon conversion of such share of Series H Preferred Stock.

        Liquidation Preference; Participation.    Upon any dissolution, liquidation, or winding up of Cogent, the holders of outstanding shares of the Series H Preferred Stock will be entitled to receive, out of our assets remaining after all of our debts and liabilities have been paid or otherwise provided for but before any payments have been made to the holders of common stock, an amount payable in cash equal to and with the preferences as follows: (1) the holders of our Series F Preferred Stock will be entitled to $11 million and the holders of our Investors Preferred will be entitled to a return of their $41 million investment in the Investors Preferred, which will result in an aggregate return to the holders of the Series F Preferred Stock and the Investors Preferred Stock of $52 million; (2) the holders of the Investors Preferred will be entitled to an additional two-fold return of their investment or $82 million and Series H Preferred Stock will be entitled to 10% of the total amount distributed in this tranche of the liquidation or $9.11 million which will result in an aggregate return in this tranche to the holders of the Investors Preferred and the Series H Preferred Stock of $91.11 million; and (3) the holders of the Series F Preferred Stock will then be distributed $18.12 million so that in the aggregate they will have received through the first three tranches of liquidation payments an amount equal to 18.06% of the total amounts distributed to the Series F Preferred Stock, the Investors Preferred and the Series H Preferred Stock, or $29.12 million. If the assets available for distribution are other than cash, for example, the stock of an acquiring company paid in an acquisition of Cogent, such other assets will be distributed instead of cash. After payment of all the amounts above, the Series H Preferred Stock will participate on an as-converted-to-common-stock basis with the holders of our common stock. A merger, reorganization or other acquisition-type transaction in which our control or all or substantially all of our assets is transferred will be treated as a liquidation.

        Redemption.    The Series H Preferred Stock will not be redeemable.

  Registration of Shares of Restricted Stock

        All shares of restricted stock issuable in connection with this offer have been registered under the Securities and Exchange Act of 1933, as amended (the "Securities Act") with the U.S. Securities and Exchange Commission on Form S-8. Unless you are considered an "affiliate" of Cogent Communications Group, Inc., upon five months after the restrictions lapse, you will be able to sell your shares of restricted stock free of any transfer restrictions under applicable securities laws. Generally, an affiliate of Cogent Communications Group, Inc. is any person that directly or indirectly controls, is controlled by, or is under common control with Cogent Communications Group, Inc. Certain of our officers may be deemed to be affiliates under the Securities Act and, as such, are subject to restrictions on the resale of shares they acquire through the offer.

        You should understand that Cogent is not obligated to remain a public company and may, without violation of any right of yours, cease being a reporting company under the Securities and Exchange Act of 1934, i.e. "go private."

10.   Summary Consolidated Financial Information of Cogent.

        The summary consolidated financial information set forth below for the periods ended December 31, 2001 and December 31, 2002 has been derived from our audited financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2002. The summary consolidated financial information set forth below for the six month periods ended June 30, 2002 and June 30, 2003 has been derived from our unaudited financial statements contained in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003. The summary pro forma financial data set forth below is unaudited and has been derived from both our audited and unaudited financial statements that are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003.

        All of the summary consolidated financial information set forth below should be read in connection with, and is qualified in its entirety by reference to our financial statements and the notes related thereto that are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003. See "Additional Information" under Section 18 for instructions on how you can obtain copies of our annual and quarterly reports. You should also refer to the Tender Offer Statement on Schedule TO that we have filed with the Securities and Exchange Commission, including the exhibits thereto.

Summary Consolidated Financial Information of Cogent

	Periods Ended December 31,		Six Months Ended June 30,
					Pro Forma Year Ended December 31, 2002	Pro Forma 6 months ended June 30, 2003
	2001	2002	2002	2003
			(Unaudited)		(Unaudited)	(Unaudited)
	(In thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net service revenue	$3,018	$51,913	$22,120	$29,751	$51,913	$29,751
Cost of network operations	20,297	49,324	22,915	23,021	$49,324	$23,021
Selling, general, and administrative	30,280	36,593	16,368	15,142	$36,593	$15,142
Gain on settlement of vendor obligation	—	(5,721)	—	—	(5,721)	$—
Amortization of deferred compensation - Series H participating convertible preferred stock					$25,487	$19,115
Depreciation and amortization	13,535	33,990	15,043	23,038	33,990	23,038

Loss from operations	(61,094)	(62,273)	(32,206)	(31,450)	(87,760)	(50,565)
Settlement of note holder litigation	—	(3,468)	—	—	(3,468)	—
Interest income (expense), net	(5,819)	(34,545)	(14,842)	(14,234)	(34,545)	(14,234)
Gain - Allied Riser note exchange	—	—	—	24,802	—	24,802

Loss before extraordinary gain	(66,913)	(100,286)	(47,048)	(20,882)	(125,773)	(39,997)
Extraordinary gain - Allied Riser merger	—	8,443	4,528	—	8,443	—

Net (loss)	(66,913)	(91,843)	(42,520)	(20,882)	(117,330)	(39,997)
Beneficial conversion charge	(24,168)	—	—	—	—	—

Net (loss) applicable to common stockholders	(91,081)	(91,843)	(42,520)	(20,882)	(117,330)	(39,997)

Net (loss) per common share - basic and diluted:
Loss before extraordinary gain	$(64.78)	$(30.82)	$(15.52)	$(5.99)	$(62.01)	$(17.71)
Extraordinary gain	$—	$2.59	$1.49	$—	$4.16	$—

Net (loss) per common share	$(64.78)	$(28.22)	$(14.02)	$(5.99)	$(57.84)	$(17.71)

Book value per common share	$78.39	$10.03	$26.54	$6.44	$3.52	$1.48

Weighted-average common shares (basic and diluted)	1,406,007	3,254,241	3,031,955	3,483,838	2,028,417	2,258,014

BALANCE SHEET DATA (AT PERIOD END):
Current assets	$54,090	$51,126	$82,804	$15,832	$51,126	$15,832
Non current assets	265,679	356,551	328,861	355,995	$356,551	$355,995
Current liabilities	7,511	280,182	36,699	287,465	$280,182	$287,465
Non current liabilities	202,044	94,869	294,498	61,911	$94,869	$61,911
Stockholders' equity	110,214	32,626	80,468	22,451	6,431	2,451

Unaudited Pro Forma Information

        The unaudited pro forma information for the year ended December 31, 2002 and six months ended June 30, 2003 was prepared to give effect to the grant and issuance of 53,791 shares of the restricted stock pursuant to the Offer to Exchange. The unaudited pro forma information for the year ended December 31, 2002 and six months ended June 30, 2003 also assumes that 1,225,824 shares of subject Common Stock will be cancelled in connection with participation in the Offer to Exchange, which is reflected in the reduction of the weighted average common shares (basic and diluted). The restricted stock was valued for recording compensation expense under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" as follows:

Number of shares of restricted stock approved for grant	53,791
Each share of restricted stock converts into the following number of shares of Cogent's common stock	769

Aggregate number of shares of Cogent's common stock into which the restricted stock is convertible	41,365,279

Closing price of Cogent's common stock on August 29, 2003	$1.15

Valuation of restricted stock based on Cogent's common stock value as of August 29, 2003	$47,570,000

Remaining unamortized deferred compensation expense on eligible options exchanged for the restricted stock	$3,405, 000

Total deferred compensation expense (the "Compensation Expense")(1)	$50,975,000

(1)
We will amortize portions of the Compensation Expense in relation to the vesting schedule of the restricted stock. By way of illustration, a Compensation Expense of approximately $13.8 million will be recorded as of September 1, 2003 in respect of the 27.0833% of the restricted stock that will be deemed to have vested on that date. The remaining Compensation Expense will amortize over the remaining vesting period of the restricted stock in an amount of approximately $1.06 million per month beginning on October 1, 2003. The pro forma information provided above reflects this approach to the amortization of the Compensation Expense, in the case of the pro forma information for the year ended December 31, 2002, by assuming that 27.0833% of restricted stock vested on January 1, 2002 and 2.0833% on the first day of each succeeding month in the year, and in the case of the pro forma information for the six months ended June 30, 2003, by assuming that 27.0833% of restricted stock vested on January 1, 2003 and 2.0833% on the first day of each succeeding month in the period ending June 30, 2003.

11.   Information about Cogent Communications Group, Inc.

  Overview of our Business

        We provide high-speed Internet access to businesses, other telecommunications providers, application service providers, and Internet service providers located in large commercial office buildings in key business districts of major metropolitan markets. These services consist of our Cogent on-net high-speed Internet access service, our more traditional off-net Internet access service offered under the PSINet name, and our co-location services.

        Our Cogent high-speed on-net Internet access service uses our inter-city and metropolitan all-fiber facilities based network, and typically is offered at speeds of 100 megabits per second (Mbps) and 1 gigabit (or 1,000 megabits) per second (Gbps), although we offer the service at different speeds in selected buildings. We also offer similar data communications products for point-to-point communication (known as "transport") along our network. We currently have major facilities for provision of our Cogent Internet access services in the following cities: Washington D.C., Philadelphia, New York, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco, Houston, Miami, Santa Clara, Atlanta, Orlando, Tampa, San Diego, Sacramento, Jacksonville, Kansas City, Seattle and Toronto.

        We provide our Cogent high-speed on-net Internet access service using a state-of-the-art nationwide network that connects our customers' local area networks, or LANs, to our network and the Internet. We have created our own nationwide inter-city facilities based network by acquiring rights to unlit fiber optic strands, or "dark fiber," connecting large metropolitan areas in the United States and metropolitan dark fiber rings, or metro rings, within the cities we serve. We use equipment from Cisco Systems to "light," or activate, these dark fibers and create our high-speed network. We physically connect our network to our customers by acquiring or constructing a connection between our metro rings and our customers' premises. As of December 31, 2002, we had our broadband on-net data network operating or constructed inside 518 office buildings with more than 290 million rentable square feet and had agreements with real estate owners to install and operate our network in 1,585 office buildings totaling approximately 635 million rentable square feet.

        Our April 2, 2002 acquisition of certain assets of PSINet, Inc. added a new element to our operations by adding a more traditional Internet service provider business to our high-speed on-net service, with lower speed connections provided by leased circuits obtained from telecommunications carriers (primarily local telephone companies). We call this our "off-net" service. We offer this service to customers in approximately 30 markets, including markets served by our Cogent on-net high-speed Internet access service.

        The PSINet assets acquired also included three data centers, located in New York City, New York; Marina del Rey, California; and Herndon, Virginia. In addition to co-location services, we offer, at a variety of transmission speeds, the Cogent on-net high-speed Internet access service at these locations.

        Our network has been designed and created solely for the purpose of transmitting data packets using Internet protocol. This means that our network does not require elaborate and expensive equipment to route and manage voice traffic and data traffic using other transmission protocols, such as ATM and Frame Relay. In addition, we charge our customers a flat monthly rate without regard to the origination or destination of their data traffic. As a result, we are not required to purchase, install and operate the complex and expensive billing equipment and systems that are used in voice networks. Finally, our on-net optical network interfaces with our Cogent customers using Ethernet technology, a technology widely used within corporate LANs.

  Recent Developments

        Resolution of default under Cisco Credit Facility.    Prior to July 31, 2003 we were party to a $409 million credit facility with Cisco Systems Capital Corporation. The credit facility required compliance with certain financial and operational covenants. We violated certain of these financial covenants and from December 31, 2002 to July 31, 2003 we were in default and Cisco Capital could have accelerated the due date of the our indebtedness.

        On June 26, 2003, we reached an agreement with Cisco Capital and certain of our existing investors (the "Investors") to restructure our indebtedness to Cisco Capital and to raise approximately $41.0 million through the sale of preferred stock. On July 31, 2003, we consummated the restructuring and the sale and issuance of preferred stock to the Investors.

        In connection with the restructuring, we issued to Cisco Capital shares of our Series F participating convertible preferred stock that are convertible into approximately 18% of the fully diluted shares of our common stock, and we made a cash payment to Cisco Capital of $20.0 million. In return, Cisco Capital reduced our indebtedness from approximately $269.1 million ($262.8 million of principal and $6.3 million of accrued interest) to $17.0 million and returned warrants to purchase 0.8 million shares of our common stock. In order to raise the capital necessary to complete the restructuring we sold to the Investors for $41.0 million, 41,030 shares of Series G participating convertible preferred stock which are convertible into approximately 68% of the fully diluted shares of our common stock.

        Settlement with Allied Riser Noteholders and Exchange of Notes.    In March, 2003, our subsidiary, Allied Riser repurchased approximately $106.8 million in face value of its 7.5% convertible subordinated notes and settled litigation pending in Delaware Chancery Court that had been commenced against it by the holders of those notes. In connection with the repurchase and settlement, Allied Riser delivered to the noteholders an aggregate cash payment of approximately $9.9 million, 3,426,293 shares of Cogent's Series D preferred stock and 3,426,293 shares of Cogent's Series E preferred stock. Additionally, the noteholders that participated in the repurchase and settlement, Cogent, Allied Riser and certain of Allied Riser's former directors delivered to each other mutual releases from certain claims and dismissed with prejudice all claims and counterclaims that had been pending in Delaware Chancery Court.

        See "Additional Information" under Section 18 for instructions on how you can obtain copies of our SEC reports that contain our audited financial statements and unaudited financial data.

12.   Interests of Directors and Officers; Transactions and Arrangements about the Restricted Stock.

        A list of our directors and executive officers and the number of options beneficially owned by each of them is attached to this Offer to Exchange as Schedule I.

        As of September 1, 2003, our executive officers and directors as a group beneficially held 1,360,824 shares of common stock and options outstanding under our Equity Incentive Plan to purchase a total of 755,071 shares of our common stock. These options represent approximately 7% of the shares subject to all of our outstanding stock options, as of September 1, 2003.

        All executives who hold eligible options have the right to participate in this Offer to Exchange under the same terms and conditions as our other eligible employees, except that upon a change of control, the rate of vesting of the restricted stock held by eligible employees will accelerate so that restricted stock will be vested twelve months from the change of control, if not sooner, whereas the restricted stock held by our chief executive officer, David Schaeffer, and our chief financial officer, Helen Lee, will vest immediately upon a change of control.

        Except as described in the table below, there have been no transactions in common stock or options stock which were effected during the past 60 days, or to our knowledge, by any executive officer, director, or affiliate of Cogent.

Name	Transaction	Price per share	Date
Entities affiliated with Jerusalem Venture Partners	Acquired 2,957,124 shares of Common Stock upon the conversion of shares of Cogent's Series A, B and C Participating Convertible Preferred Stock (1)	n/a	July 31, 2003
Entities affiliated with Oak Investment Partners	Acquired 2,028,849 shares of Common Stock upon conversion of Cogent's Series A, B and C Participating Convertible Preferred Stock (2)	n/a	July 31, 2003
Entities affiliated with Worldview Technology Partners	Acquired 2,315,431 shares of Common Stock upon conversion of Cogent's Series A, B and C Participating Convertible Preferred Stock (3)	n/a	July 31, 2003
David Schaeffer	Acquired 160,424 shares of Common Stock upon conversion of Cogent's Series C Participating Convertible Preferred Stock	n/a	July 31, 2003
R. Bradley Kummer	Acquired 856 shares of Common Stock upon conversion of Cogent's Series B Participating Convertible Preferred Stock	n/a	July 31, 2003
Thaddeus Weed	Acquired 998 shares of Common Stock upon conversion of Cogent's Series B Participating Convertible Preferred Stock	n/a	July 31, 2003
H. Helen Lee	Sold 3,334 shares of Common Stock	$1.50	July 31, 2003
Thaddeus Weed	Sold 600 shares of Common Stock	$1.45	August 4, 2003
Thaddeus Weed	Sold 998 shares of Common Stock	$1.21	August 5, 2003
R. Bradley Kummer	Gifted 856 shares of Common Stock	n/a	August 28, 2003

(1)
Erel Margalit, a director of Cogent, is the Managing General Partner of Jerusalem Venture Partners, but disclaims beneficial ownership of the shares of Common Stock acquired.

(2)
Edward Glassmeyer, a director of Cogent, is a General Partner of Oak Investment Partners, but disclaims beneficial ownership of the shares of Common Stock acquired.

(3)
James Wei, a director of Cogent, is a General Partner of Worldview Technology Partners, but disclaims beneficial ownership of the shares of Common Stock acquired.

        Except for outstanding options to purchase common stock granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to equity compensation plans, and except as described below, neither we nor, to our knowledge, any of our executive officers, directors or affiliates of Cogent, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

        We, our chief executive officer, David Schaeffer, and certain holders of our preferred stock that have the right to designate members of our Board of Directors have entered into a Third Amended and Restated Registration Rights Agreement which provides for, among other things, registration rights with respect to our common stock, and a Second Amended and Restated Stockholders Agreement, which provides for, among other things, an agreement by these parties to vote shares of common stock held by them for directors of Cogent so as to elect as directors of Cogent persons designated by certain of the parties to such agreement as well as the right to participate on a proportional basis in any future equity offerings by Cogent.

13.   Status of Options Accepted for Cancellation by Us in the Offer; Accounting Consequences of the Offer.

        Under current APB 25 accounting rules, the issuance of restricted stock pursuant to this offer will require us to record a non-cash deferred compensation expense on our income statement. This compensation expense will be recorded on our income statement as the restricted stock issued pursuant to the offer vests, and will total $50.9 million. See Section 10, "Summary Consolidated Financial Information."

        The forfeiture of subject Common Stock that will occur as the result of participation in the Offer to Exchange will result in a reduction of the amount of Cogent's common stock that is outstanding. Such a reduction will impact the per-share data in our financial reports, but will have no material effect on stockholders' equity or other material financial measures.

        Eligible options that we accept for exchange in connection with this offer will be cancelled, and restricted stock will be issued in exchange, at par value of $0.001 per share. Eligible options that are not exchanged for shares of restricted stock pursuant to this offer will be subject to variable accounting treatment.

14.   Legal Matters; Regulatory Approvals.

        We are not aware of any license or regulatory permit that is material to our business that could be adversely affected by our exchange of eligible options for shares of restricted stock, or any approval or other action by any government or governmental, administrative or regulatory authority or agency that is required for your acquisition or ownership of the restricted stock as contemplated by this offer. If any other approval or action should be required, we intend to seek such approval or take such action. If such action is necessary, it may require us to delay the exchange contemplated hereby. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in adverse consequences to our business. Our obligation under the offer to exchange options and to issue shares of restricted stock is subject to the conditions described in Section 7 of this Offer to Exchange. We are not aware of any legal proceedings threatened or pending relating to the offer.

15.   Material U.S. Federal Income Tax Consequences.

        The following is a general summary of the material United States federal income tax consequences of the exchange of eligible options pursuant to the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances, and it is not intended to be applicable in all respects to all categories of holders of eligible options.

        You are urged to consult your own tax advisor with respect to the federal, state, local and foreign tax consequences of participation in the offer, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

        Exchange of Eligible Options for Restricted Stock by Holders of Eligibile Options Who do not Own Subject Common Stock.    You will immediately recognize ordinary income on your vested restricted stock that you receive in exchange for your eligible options. You will not immediately recognize income or gain on your unvested shares of restricted stock that are received in exchange for your eligible options, unless you make an 83(b) election to accelerate the recognition of income. We refer you to our answer to question 17 in the Summary Term Sheet for a description of an 83(b) election. If you do not elect to accelerate your recognition of income pursuant to an 83(b) election, you will be required to recognize ordinary income on each vesting date in an amount equal to the fair market value of such restricted stock less any amount paid for the restricted stock. At the time that you recognize ordinary income, your ordinary income will be reflected on your year-end Form W-2, and we will have an obligation to withhold certain federal and state income and payroll taxes, much like the obligation that arises when you exercise a non-qualified stock option or when we pay you your salary or a bonus. We will calculate the applicable withholding using the current federal and state supplemental withholding rates in effect on the date of vesting. Before your Vested Shares are released from our custody, all applicable tax withholding obligations with respect to a vesting event must be satisfied. Unless we approve other arrangements, you must deliver to us a certified check or money order in the amount of the required withholding amount.

        If you choose to make a Section 83(b) election, it must be made and filed with the Internal Revenue Service and with Cogent within 30 days of the exchange date and again with the IRS when you file your income tax return. Upon making an 83(b) election, you will be required to recognize taxable income in an amount equal to the fair market value of the vested and unvested restricted stock on the exchange date that are received in exchange for your eligible options (less the amount paid, if any, for the restricted stock), and you will be required to remit a certified check or money order to us to satisfy the tax withholding obligation. If the unvested restricted shares are subsequently forfeited, you are not entitled to a deduction for the loss, however, your loss may be recognized as a capital loss. In addition, having made the election, if you hold the restricted shares until they vest and subsequently sell the Vested Shares, the gain or loss will be taxed as capital gain or capital loss as opposed to ordinary income or loss.

        We will generally be allowed a business expense deduction for the amount of any taxable income that is recognized by you at the time such income is recognized. Section 162(m) of the Code, however, may limit the deduction that can be claimed by us in certain circumstances.

        Exchange of Eligible Options for Restricted Stock by Holders of Eligibile Options Who Own Subject Common Stock.    If you choose to exchange your eligible options, ALL shares of subject Common Stock you hold will also be forfeited and cancelled. The forfeiture and cancellation of the subject Common Stock may result in a capital loss equal to the adjusted tax basis in your subject Common Stock. In this case, all the restricted stock that you receive will be treated as if it is received in exchange for your eligible options and the rules set forth above under the heading "Exchange of Eligible Options for Restricted Stock by Holders of Eligible Options who do not own Subject Common Stock" will apply to all the restricted stock that you receive pursuant to this offer. Alternatively, the forfeiture and cancellation of the subject Common Stock may be treated as a recapitalization under the Code. In this case, there will be a deemed exchange of your subject Common Stock for restricted stock with a fair market value equal to your subject Common Stock and a simultaneous exchange of your eligible options for restricted stock, if any, that exceeds the fair market value of your subject Common Stock. In this case, (i) you will not recognize any gain or loss or ordinary income upon the receipt, or the vesting, of the restricted stock that is deemed to be received in exchange for your subject Common Stock, (ii) the tax basis in the restricted stock that you are deemed to receive in exchange for your subject Common Stock will equal the tax basis in your subject Common Stock and (iii) the holding period of the restricted stock that is deemed to be received in exchange for your subject Common Stock will include the holding period of your subject Common Stock. In addition, in this case, the restricted stock, if any, that you are deemed to receive in exchange for your eligible options will be subject to the rules set forth above under the heading "Exchange of Eligible Options for Restricted Stock by Holders of Eligible Options who do not own Subject Common Stock." In this case, the amount of ordinary income that you recognize upon the receipt of the vested restricted stock and upon the vesting of the unvested restricted stock will depend on whether the subject Common Stock is deemed to be received in exchange for vested restricted stock, unvested restricted stock or some combination thereof. If you own subject Common Stock, we recommend that you consult your tax advisor to determine the tax consequences of forfeiting the subject Common Stock in connection with this offer.

        We recommend that all holders of eligible options consult with their own tax advisor to determine the tax consequences of accepting the offer and from choosing whether or not to make an 83(b) election.

16.   Extension of the Offer; Termination; Amendment.

        Prior to the expiration date of the offer, we may at any time and from time to time, extend the period of time during which the offer is open and postpone our decision as to whether or not to accept and cancel any eligible options. In order to postpone accepting and canceling options tendered for exchange, we must publicly announce the postponement and give oral or written notice of the postponement to the eligible option holders. Our right to delay accepting eligible options is limited by Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, which requires that we must pay the consideration offered or return the surrendered options and options, if any, promptly after we terminate or withdraw the offer.

        Prior to the expiration date of the offer, we may terminate the offer if any one or more of the conditions described in Section 7 occur. In such event, any options tendered for exchange will continue to be held by you as if no exchange had occurred.

        As long as we comply with any applicable laws, we reserve the right, in our sole discretion, to amend the offer in any way, including decreasing or increasing the consideration offered in the offer to option holders.

        We may amend the offer at any time by publicly announcing the amendment. If we extend the length of time during which the offer is open, the amendment must be issued no later than 5:00 p.m., Washington D.C. Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement relating to the offer will be made by issuing a press release.

        If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended. Under these rules, the minimum period an offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we decide to increase or decrease the amount of consideration to be paid for the eligible options, we will publish notice of the action. If the offer is scheduled to expire within ten business days from the date we notify you of such an increase or decrease, we will also extend the offer for a period of at least ten business days after the date the notice is published.

17.   Fees and Expenses.

        We will not pay any fees or commission to any broker, dealer or other person for soliciting tenders of eligible options pursuant to the offer.

18.   Additional Information.

        This Offer to Exchange is a part of a Tender Offer Statement on Schedule TO that we have filed with the Securities and Exchange Commission. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the Securities and Exchange Commission before making a decision on whether to exchange your eligible options:

  •
  our annual report on form 10-K for the fiscal year ended December 31, 2002;

  •
  our quarterly report on form 10-Q for the fiscal quarter ended March 31, 2003;

  •
  our quarterly report on form 10-Q for the fiscal quarter ended June 30, 2003;

  •
  our current reports on form 8-K filed with the Securities and Exchange Commission on January 29, 2003, March 3, 2003, June 23, 2003, and August 7, 2003;

  •
  our definitive information statement on schedule 14C filed with the SEC on July 11, 2003; and

  •
  our registration statement on Form S-8, filed with the Securities and Exchange Commission on September 11, 2003.

        These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330.

        Our SEC filings are also available to the public on the SEC's internet site at http://www.sec.gov.

        Our common stock is quoted on the American Stock Exchange under the symbol "COI" and our SEC filings can be read at the following American Stock Exchange address:

American Stock Exchange
86 Trinity Place
New York, NY 10006

        We will also provide, without charge, to each person to whom a copy of this offer is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Cogent Communications Group, Inc.
Attention: Investor Relations
1015 31st Street N.W.
Washington, D.C. 20007

or by telephoning us at (202) 295-4200 between the hours of 8:00 A.M. and 5:00 P.M. Eastern Standard Time.

        As you read the documents listed in this Section 18, including documents subsequently filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, you may find some inconsistencies in information from one document to another. Should you find inconsistencies among the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. You should assume that any information in any document is accurate only as of its date.

        The information contained in this Offer to Exchange about Cogent should be read together with the information contained in the documents to which we have referred you in this Offer to Exchange.

19.   Forward-Looking Statements; Miscellaneous.

        This Offer to Exchange may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as "anticipates," "believes," "continues," "expects," "intends," "likely," "may," "opportunity," "plans," "potential," "project," "will," and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

        You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this report. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

        The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this tender offer.

        We are not aware of any jurisdiction where the making of the offer violates applicable law. If we become aware of any jurisdiction where the making of the offer violates any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or further efforts to comply are not advisable, the offer will not be made to, nor will tenders of eligible options be accepted from or on behalf of, the option holders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information or representations contained in this document or the accompanying Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                      Cogent Communications Group, Inc.

                      September 11, 2003.

Exhibit A

THE 2003 INCENTIVE AWARD PLAN

OF

COGENT COMMUNICATIONS GROUP, INC.

        Cogent Communications Group, Inc., a Delaware corporation, has adopted the 2003 Incentive Award Plan of Cogent Communications Group, Inc., (the "Plan"), effective July 31, 2003, for the benefit of its eligible employees, consultants and directors.

        The purposes of the Plan are as follows:

        (1)  To provide an additional incentive for key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

        (2)  To enable the Company to obtain and retain the services of key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        1.1.  "Administrator" shall mean the entity that conducts the general administration of the Plan as provided herein. The term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 5.1.

        1.2.  "Award" shall mean a Restricted Stock award which may be awarded under the Plan (collectively, "Awards").

        1.3.  "Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

        1.4.  "Award Limit" shall mean 54,001 shares of Preferred Stock, as adjusted pursuant to Section 6.3.

        1.5.  "Board" shall mean the Board of Directors of the Company.

        1.6.  "Change in Control" shall mean a change in ownership or control of the Company effected through the first to occur of any of the following transactions:

        (a)  A consolidation, merger or reorganization of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately before such event shall own fifty percent (50%) or less (calculated on an as converted basis, fully diluted) of the voting securities of the surviving corporation;

        (b)  Any transaction or series of related transactions in which at least fifty percent (50%) of the Company's voting power is transferred;

        (c)  The sale, transfer or lease of all or substantially all of the assets of the Company;

        (d)  Any acquisition of shares of capital stock of the Company (whether through a direct issuance by the Company, negotiated stock purchase, a tender for such shares, merger, consolidation or otherwise) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such event; or

        (e)  The Company consummates a plan of complete liquidation of the Company.

        1.7.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.8.  "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 5.1.

        1.9.  "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

        1.10.  "Company" shall mean Cogent Communications Group, Inc., a Delaware corporation.

        1.11.  "Consultant" shall mean any consultant or adviser if:

        (a)  The consultant or adviser renders bona fide services to the Company;

        (b)  The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

        (c)  The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        1.12.  "Director" shall mean a member of the Board.

        1.13.  "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        1.14.  "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

        1.15.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.16.  "Holder" shall mean a person who has been granted or awarded an Award.

        1.17.  "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

        1.18.  "Performance Criteria" shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles.

        1.19.  "Preferred Stock" shall mean the Series H Participating Convertible Preferred Stock of the Company, par value $.001 per share.

        1.20.  "Restricted Stock" shall mean Preferred Stock awarded under Article IV of the Plan.

        1.21.  "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

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        1.22.  "Section 162(m) Participant" shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

        1.23.  "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.24.  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        1.25.  "Termination of Consultancy" shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

        1.26.  "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

ARTICLE II.

SHARES SUBJECT TO PLAN

        2.1.  Shares Subject to Plan.

          (a)  The shares of stock subject to Awards shall be Preferred Stock. Subject to adjustment as provided in Section 6.3, the aggregate number of such shares which may be issued upon any such Awards under the Plan shall not exceed 54,001 shares. The shares of Preferred Stock issuable upon any such awards may be either previously authorized but unissued shares or treasury shares.

          (b)  The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit.

        2.2.  Add-back of Restricted Stock.  If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 4.5 or 4.6 hereof, such shares may again be awarded hereunder, subject to the limitations of Section 2.1.

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ARTICLE III.

GRANTING OF AWARDS

        3.1.  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

        3.2.  Provisions Applicable to Section 162(m) Participants.

          (a)  The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

          (b)  Notwithstanding anything in the Plan to the contrary, the Committee may grant an Award to a Section 162(m) Participant the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

          (c)  To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article IV which may be granted to one or more Section 162(m) Participants, no later than the earlier of (1) ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code) and (2) one day prior to the expiration of 25% of such designated period of service, the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

          (d)  Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, any such Award shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

        3.3.  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by

4

applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        3.4.  Consideration.  In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted.

        3.5.  At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary. For the avoidance of doubt, Awards granted under the Plan shall not guarantee employment or service for the length of any portion of the vesting schedule.

ARTICLE IV.

AWARD OF RESTRICTED STOCK

        4.1.  Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant who the Committee determines should receive such an Award.

        4.2.  Award of Restricted Stock.

          (a)  The Committee may from time to time, in its absolute discretion:

            (i)  Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

            (ii)  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

          (b)  The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Preferred Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

          (c)  Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

        4.3.  Rights as Stockholders.  Subject to Section 4.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 4.7, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Preferred Stock shall be subject to the restrictions set forth in Section 4.4.

        4.4.  Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award

5

Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        4.5.  Forfeiture.

        If no consideration is paid by the Holder upon issuance of the Restricted Stock, a Holder's rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a Change in Control of the Company or because of the Holder's death or disability; provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, or a Termination of Consultancy, without cause or because of the Holder's retirement, or otherwise.

        4.6.  Repurchase of Restricted Stock.  If cash consideration is paid by the Holder in exchange for the issuance of the Restricted Stock, the Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a Change in Control of the Company or because of the Holder's death or disability; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or because of the Holder's retirement, or otherwise.

        4.7.  Escrow.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

        4.8.  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

        4.9.  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

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ARTICLE V.

ADMINISTRATION

        5.1.  Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        5.2.  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the authority, subject to the terms of the Plan, to select Employees and Consultants to whom Awards may be granted, the number of shares covered by each Award and the terms and conditions of each Award. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

        5.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

        5.4.  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

        5.5.  Delegation of Authority to Grant Awards.  The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.5 shall serve in such capacity at the pleasure of the Committee.

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ARTICLE VI.

MISCELLANEOUS PROVISIONS

        6.1.  Not Transferable.  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        6.2.  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 6.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company's stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 6.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan or materially modify the terms of the Plan. Except as otherwise provided in Section 3.2(d), no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

        6.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)  Subject to Section 6.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Preferred Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

            (i)  The number and kind of shares of Preferred Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit); and

            (ii)  The number and kind of shares of Preferred Stock (or other securities or property) subject to outstanding Awards; and/or

            (iii)  Such other equitable adjustments as it may determine to be appropriate in its sole discretion.

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          (b)  Subject to Sections 6.3(b)(vi) and 6.3(e), in the event of any transaction or event described in Section 6.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

            (i)  To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the realization of the Holder's rights had such Award been fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

            (ii)  To provide that the Award cannot vest after such event;

            (iii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

            (iv)  To make adjustments in the number and type of shares of Preferred Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant price), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future.

            (v)  To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated and some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 4.6 or forfeiture under Section 4.5 after such event.

            (vi)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such rights and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

          (c)  Subject to Sections 6.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (d)  With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 6.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive

9

  conditions. The number of shares of Preferred Stock subject to any Award shall always be rounded to the next whole number.

          (e)  The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Preferred Stock or Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        6.4.  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

        6.5.  Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment of any Award.

        6.6.  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Preferred Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment or Termination of Consultancy for cause.

        6.7.  Effect of Plan Upon Options and Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        6.8.  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Preferred Stock and the payment of money under the Plan or under

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Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        6.9.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        6.10.  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

* * *

        I hereby certify that the foregoing Plan was duly adopted by the Company's Board of Directors on June 12, 2003 and by its stockholders on June 26, 2003.

        Executed on this 31st day of July, 2003

/s/ RIED ZULAGER Secretary

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Exhibit B

COGENT COMMUNICATIONS GROUP, INC.

ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS

        Name of Eligible Participant:

        I have received Cogent's offer to exchange certain options, dated September 11, 2003 (the "Offer to Exchange") and this election form (Election Concerning Exchange of Stock Options) which together, as they may be amended from time to time, constitute the offer.

        I understand that I am eligible to participate in this Offer to Exchange only if I:

    •
    am an officer or other employee of Cogent or one of its "subsidiaries" (described in Section 1 of this Offer to Exchange);

    •
    hold at least one outstanding stock option granted under the Equity Incentive Plan; and

    •
    agree to forfeit any shares of common stock that I currently hold, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets (the common stock subject to forfeiture is otherwise referred to as the "subject Common Stock").

        I understand that, by choosing to participate in this Offer to Exchange, I may only elect to exchange ALL of the rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) that were granted to me under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan. The rights to purchase common stock eligible to be tendered in this offer are referred to as "eligible options".

        I understand that Cogent's acceptance of all eligible options I elect to exchange pursuant to the offer will constitute a binding agreement between Cogent and me upon the terms and subject to the conditions of the Offer to Exchange. Upon Cogent's acceptance of such eligible options for exchange, the agreements evidencing such options will be cancelled and automatically rendered null and void, and by tendering my eligible options, I irrevocably release all my rights thereunder.

        In return for those eligible options I elect to exchange and subject to the provisions of the Offer to Exchange, Cogent will grant me shares of Series H Participating Convertible Preferred Stock that will be issued under the 2003 Incentive Award Plan of Cogent Communications Groups, Inc. (the "restricted stock"). The number of shares of restricted stock I am entitled to receive is determined by the exchange ratio for the options I hold, and that such ratio is subject to adjustments for any stock splits, sock dividends and similar events. I understand that the number of shares of restricted stock I will be granted has been specified in the email communication I have received from Cogent. The effective grant date for the shares of restricted stock will be the first business day following the expiration date (the "exchange date") unless, in accordance with the provisions set forth in the Offer to Exchange, Cogent rejects all tendered options.

        I acknowledge that the restricted stock will be subject to the terms and conditions of the 2003 Incentive Award Plan and a Restricted Stock Agreement.

        I recognize that, under certain circumstances stated in the Offer to Exchange, Cogent may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In such event, the tendered options will not be accepted and the agreements evidencing such options will continue in effect under their existing terms and conditions.

        I hereby give up my entire ownership interest in the options owned by me. I understand all of these options will become null and void on October 10, 2003, unless the Offer to Exchange is extended or terminated. I acknowledge that this election is entirely voluntary. I acknowledge that as a result of my election to participate in this Offer to Exchange, I surrender my shares of subject Common Stock owned by me and have delivered my applicable stock certificates, if any. I also acknowledge that this election will be irrevocable after 5:00 p.m. Washington, D.C. Time on October 9, 2003, unless the Offer to Exchange is extended by Cogent in its sole discretion, in which case the Offer to Exchange will become irrevocable upon expiration of the extension.

        I hereby elect to exchange and cancel all of my options by checking either box below.

☐	By checking this box, I hereby confirm that the Personnel Option Status Report received by me with my July 31, 2003 payroll stub accurately represents the number of options I hold under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan.
☐
By checking this box, I hereby confirm that the Personnel Option Status Report received by me with my July 31, 2003 payroll stub does not accurately represent the number of options I hold under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan and that the correct number is .

        As a condition to participation in the option exchange offer, I hereby agree to surrender and forfeit all of my shares of subject Common Stock for no additional consideration.

        Upon the issuance of the restricted stock to me I agree to be bound by the terms of the Restricted Stock Agreement as set forth in the Offer to Exchange.

        By signing and returning the Election Concerning Exchange of Stock Options, I represent and warrant to Cogent that:

  •
  I have full power and authority to elect to exchange the tendered options and, when and to the extent the tendered options are accepted for exchange by Cogent, they will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer, other than pursuant to the applicable option agreements, and the options will not be subject to any adverse claims; and

  •
  I have full power and authority to forfeit the shares of the subject Common Stock as a condition to participation in the exchange offer, and that such shares of the subject Common Stock have no restrictions on transfer or sale and are not subject to any adverse claims.

  •
  upon request, I will execute and deliver any additional documents deemed by Cogent to be necessary or desirable to complete the exchange of my tendered options including any applicable stock certificates.

  •
  I hereby agree to be bound by the Restricted Stock Agreement.

Eligible Participant's Signature	Date

Eligible Participant's Name (Please Print)

Cogent Communications Group, Inc. hereby accepts this Election Concerning
Exchange of Stock Options form and agrees to honor this election.

[Name & Title of Authorized Signatory]	Date

2

Exhibit C

RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (the Agreement) is made by and between Cogent Communication Group, Inc., a Delaware corporation (the Company), and the individual identified in the Notice of Grant (the Participant). This Agreement consists of this document and the Notice of Grant.

        WHEREAS, the Company established on June 12, 2003 the 2003 Incentive Award Plan of Cogent Communication Group, Inc., as amended (the Plan);

        WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

        WHEREAS, the Plan provides for the issuance of shares of the Company's Series H Participating Convertible Preferred Stock, par value $.001 per share, (the Series H Preferred Stock) subject to certain restrictions thereon;

        WHEREAS, the Company's Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the shares of Restricted Stock (as defined herein) to the Participant in partial consideration of past and future services to the Company and/or its subsidiaries, and the Compensation Committee has approved the issuance of such shares of Restricted Stock (as defined herein) to the Participant upon the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

        Section 1.1    Vesting Start Date.

        The Vesting Start Date is September 1, 2003. It is the date used to calculate the amount of Awarded Stock in which Participant is vested. It is not the date upon which Participant agreed to receive the Awarded Stock in exchange for cancellation of his or her common stock options and common stock, which date is determined by the date of execution of this agreement.

        Section 1.2    Awarded Stock.

        Awarded Stock shall mean the total number of shares of Series H Preferred Stock issued under this Agreement to Participant. (The number of shares of Restricted Stock plus the number of shares of Vested Stock equals the number of Awarded Stock. As restrictions lapse, the Restricted Stock becomes Vested Stock.)

        Section 1.3    Restrictions.

        Restrictions shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under this Agreement.

        Section 1.4    Restricted Stock.

        Restricted Stock shall mean Series H Preferred Stock issued under this Agreement and subject to the Restrictions imposed hereunder.

        Section 1.5    Secretary.

        Secretary shall mean the Secretary of the Company.

        Section 1.6    Vested Shares.

        Vested Shares shall mean shares of Restricted Stock that are no longer subject to the Restrictions set forth in Section 3.1.

ARTICLE II.
ISSUANCE OF RESTRICTED STOCK

        Section 2.1    Issuance of Restricted Stock.

        For good and valuable consideration, which the Board of Directors has determined to be in excess of the par value of its Series H Preferred Stock, the Company hereby issues to the Participant the shares of its Series H Preferred Stock specified in Participant's Notice of Grant upon the terms and conditions set forth in this Agreement.

        Section 2.2    Purchase Price.

        The Participant shall cancel and deliver to the Company all common stock and rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) owned by Participant as of the date of execution of this agreement, except that the Participant may retain common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

        Section 2.3    Stock Certificates.

        The Company shall cause the Awarded Stock to be issued and registered in the name of the Participant and held in a book entry form promptly upon execution of the Agreement. No certificate for such stock shall be issued except pursuant to the provisions of Section 158 of the Delaware General Corporation Law. If a stock certificate is issued for any Restricted Stock, it shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 3.2 below or such stock is forfeited or otherwise returned to the Company.

        Section 2.4    Registration of Stock.

        The Company shall undertake to register the Series H Preferred Stock with the U.S. Securities and Exchange Commission on Form S-8. Participant understands and agrees that the Company is not obligated to remain a public company and may, without violation of this agreement or any right of Participant cease being a reporting company under the Securities Exchange Act of 1934, i.e., "go private".

        Section 2.5    Incorporation of 2003 Incentive Plan.

        The 2003 Incentive Award Plan, issued by the Company in conjunction with this Agreement, is hereby incorporated by reference.

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ARTICLE III.
RESTRICTIONS

        Section 3.1    General Restrictions.

        The Participant shall have all rights and privileges of a stockholder, except that the following restrictions shall apply to the Restricted Stock until such time or times as the Restrictions lapse under Section 3.2 of this Agreement:

        (i) The Participant shall not be entitled to delivery of the certificate or certificates for any Restricted Stock, except as otherwise required by Section 158 of the Delaware General Corporation Law;

        (ii) The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, except that Participant may transfer Restricted Stock to an immediate family member or a trust benefiting immediate family members, provided such family member or trust agrees to be bound by this agreement, including the forfeiture provisions;

        (iii) The Restricted Stock shall be subject to forfeiture to the extent set forth in Section 3.4 of this Agreement upon the Participant's Termination of Employment, Termination of Consultancy or upon the breach of any Restrictions, terms or conditions of this Agreement; and

        (iv) The Participant shall and hereby does, grant to the Secretary of the Company the Participant's proxy, and shall appoint the Secretary as the Participant's attorney-in-fact (with full power of substitution), to vote or act by written consent with respect to the Restricted Stock in connection with any and all matters, as to which any vote or actions may be requested or required. The proxy shall be irrevocable and the Participant shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of the proxy and, effective as of the date hereof, the Participant shall revoke any proxy previously granted by him or her with respect to his Restricted Stock.

        Once any portion of the Participant's Restricted Stock award has become vested and the Restrictions lapse under Section 3.2, the newly vested shares shall no longer be subject to the restrictions in Sections 3.1(i) to 3.1(iv) and shall no longer be considered Restricted Stock. Any attempt to dispose of Restricted Stock in any manner contrary to the Restrictions set forth in this Agreement shall be ineffective.

        Section 3.2    When Restrictions Lapse.

        Subject to Section 3.4:

        (i) On the Vesting Start Date shares of Restricted Stock equal to 27.0833% of the Participant's Awarded Stock shall vest and the Restrictions set forth in this Agreement with respect to such shares shall lapse.

        (ii) On the first day of each month commencing on the first month following the month in which the Vesting Start Date occurs, an amount of Restricted Stock equal to 2.0833% of the Participant's Awarded Stock shall vest and the Restrictions set forth in this Agreement shall lapse.

        (iii) If the total number of Vested Shares determined pursuant to the calculations provided in this agreement includes a fractional share, the number of Vested Shares shall be the next higher whole

3

number. For example, an individual awarded 11 shares would have the following number of vested shares:

Date	Vesting calculation	Additional vested shares	Total Vested Shares
September 1, 2003	.270833 × 11 = 2.98	1 (due to partial share)	3
October 1, 2003	.291666 × 11 = 3.21	1 (due to partial share)	4
November 1, 2003	.312499 × 11 = 3.44	0 (since full share vested above)	4
December 1, 2003	.333332 × 11 = 3.67	0 (since full share vested above)	4
January 1, 2004	.354165 × 11 = 3.90	0 (since full share vested above)	4
February 1, 2004	.374998 × 11 = 4.12	1 (due to partial share)	5
March 1, 2004	.395831 × 11 = 4.35	0 (since full share vested above)	5
[vesting continues through August 1, 2006]

        To the extent the Restricted Stock is issued in certificated form, upon the vesting of the shares of Restricted Stock and the expiration of the 5 month holding period specified in Section 3.3, the Company shall, upon request of the Participant and the return of the legended certificates, cause new certificates to be issued with respect to such Vested Shares and delivered to the Participant or his legal representative, free from the legend provided for in Section 3.5 and any of the other Restrictions.

        Section 3.3    Holding Period.

        None of the shares of the Vested Shares shall be sold, assigned or otherwise transferred until at least five months have elapsed from the Vesting Start Date.

        This Section 3.3 is not intended to affect the Restrictions set forth in Section 3.1.

        Section 3.4    Forfeiture of Restricted Stock.

        The Restricted Stock shall be subject to forfeiture upon the Participant's Termination of Employment with the Company other than from death or disability. In the case of Termination of Employment as a result of death or disability all restrictions with respect to such shares of Restricted Stock shall immediately expire. Disability means a disability for which Participant is eligible for payments under the Company's long term disability plan.

        Section 3.5    Legend.

        Certificates, if issued, representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.2, bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN COGENT COMMUNICATIONS GROUP, INC. AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION.

4

        Section 3.6    Change of Control.

        Upon a Change of Control the vesting of the Restricted Stock shall accelerate such that the Restricted Stock shall vest within 12 months from the date of the Change of Control. The acceleration shall be effected by increasing the vesting increment set forth in Section 3.2(ii) from 2.0833% to the percentage, if larger, resulting from dividing the difference between 100 and the Participant's current vested percentage by 12. Vested percentage means Vested Shares divided by Awarded Stock with that quantity multiplied by 100. The Participant's current vested percentage shall be determined as of the date of the Change of Control. The new vesting increment shall be effective as of the first day of the month following the effective date of the Change of Control. In addition, if Participant's employment is terminated following the Change of Control or is terminated in connection with the Change of Control, the Participant shall receive an additional three monthly increments of vesting following the actual date of the Participant's Termination of Employment (that is, Participant shall receive an additional quarter of vesting).

        Section 3.7    Tax Withholding.

        Notwithstanding the foregoing, no new certificate shall be delivered to the Participant or his legal representative pursuant to Section 3.2 unless and until the Participant or his legal representative has paid to the Company by check or through payroll withholding the full amount of all federal, provincial, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the lapse of the Restrictions. Participant understands and agrees that value of the Awarded Stock is treated as compensation income under applicable tax laws.

        Section 3.8    Restrictions On New Shares.

        In the event that the outstanding shares of the Series H Preferred Stock are changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), such new, additional or different shares or securities which are held or received by the Participant in his or her capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Board of Directors provides for the accelerated vesting and expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new, additional or different shares or securities. Notwithstanding the foregoing, this Section 3.8 shall not apply to the conversion of Series H Preferred Stock into common stock.

        Section 3.9    Conversion into Common Stock.

        Only Vested Shares of Restricted Stock may be converted into common stock of the company (a Conversion). Such Conversion shall occur as provided in the Certificate of Designation for the Series H Preferred Stock.

        Section 3.10    Lock-up and Blackout Periods.

        As long as the Participant is an employee of the Company, the Participant agrees that he or she will not sell or transfer any Restricted Stock, Vested Shares or any common stock arising from the conversion of Vested Shares during any period designated by the Company as a lock-up period following a public offering of stock of the Company or during any blackout period during which the Company has determined that it is inappropriate for employees to buy, sell, or transfer securities of the Company. The Company will inform the Participant of a lock-up or blackout period and the Participant will agree to sign a lock-up agreement if requested to do so by the Company.

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ARTICLE IV.
MISCELLANEOUS

        Section 4.1    Administration.

        The Board of Directors shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Board of Directors shall be fully protected by the Company in respect to any such action, determination or interpretation.

        Section 4.2    Conditions to Issuance of Stock.

        The Company shall not be required to issue any shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

        (i) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;

        (ii) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable;

        (iii) The payment by the Participant of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

        (iv) The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience.

        Section 4.3    Escrow.

        In the event certificates are issued, the Secretary, or such other escrow holder as the Board of Directors may appoint, shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.8, until all of the Restrictions expire or shall have been removed.

        Section 4.4    Notices.

        Any notice to be given under the terms of this Agreement to the Company shall be addressed (by mail or email) to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed (by mail or email) to him or her at the address listed on the Company's employee records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different mail or email address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4.

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        Section 4.5    Rights as Stockholder.

        Except as otherwise provided herein, the Participant shall have all the rights of a stockholder with respect to his or her Vested Shares, including the right to vote the Vested Shares and the right to receive all dividends or other distributions paid or made with respect to the Vested Shares.

        Section 4.6    Conformity to Securities Laws.

        This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        Section 4.7    Amendment.

        This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

        Section 4.8    Governing Law.

        The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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Exhibit D

NOTICE OF ELECTION TO WITHDRAW ELIGIBLE OPTIONS

If you previously elected to accept Cogent's offer to exchange certain options, dated September 11, 2003 (the "Offer to Exchange"), and you would like to change your election and reject the Offer to Exchange, you must sign this Notice of Election to Withdraw Eligible Options and return it to our office by internal mail, facsimile ((202) 295-9061) or post to Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington, D.C. 20007; Attn: Investor Relations, as soon as possible. This form must be received by us before 5:00 p.m. Washington, D.C. Time, on October 9, 2003, unless the Offer to Exchange is extended by us in our sole discretion. Delivery be e-mail will not be accepted.

To Cogent Communications Group, Inc.:

        I previously received a copy of the Offer to Exchange dated September 11, 2003, and the Election Concerning Exchange of Stock Options form. I signed and returned the Election Concerning Exchange of Stock Options form, in which I elected to accept Cogent's Offer to Exchange. I now wish to change that election and reject your Offer to Exchange. I understand that I must withdraw ALL of the eligible options granted to me under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan. I further understand that by signing this Notice of Election to Withdraw Eligible Options form and delivering it to Cogent, I will be able to withdraw my acceptance of the Offer to Exchange with respect to the options tendered in the exchange and reject the Offer to Exchange instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

        I understand that in order to reject the Offer to Exchange, I must sign and deliver this Notice of Election to Withdraw Eligible Options so that it is received by Cogent Communications Group, Inc., Attn: Investor Relations, before 5:00 p.m. Washington, D.C. Time, on October 9, 2003, unless the Offer to Exchange is extended.

        By rejecting the Offer to Exchange, I understand that I will retain my eligible options previously elected for exchange, the options will remain at their existing exercise price and vesting schedule and that I will retain any subject Common Stock that I elected to surrender as consideration for my participation in the Offer to Exchange. I also understand that the agreements evidencing such subject Common Stock and options will continue in effect under their existing terms and conditions.

        I hereby elect to withdraw all of my options granted under the Amended and Restated Cogent Communications Group 2000 Equity Incentive Plan from the Offer to Exchange.

        I have completed and signed the following exactly as my name appears on the option agreement evidencing such options.

Participant's Signature	Date

Participant's Name (Please Print)

Exhibit E

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COGENT COMMUNICATIONS GROUP, INC.

Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware

(Originally incorporated under the same name on December 12, 2000)

        Cogent Communications Group, Inc., (the "Corporation"), a corporation organized and existing under, and by virtue, of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY AS FOLLOWS:

        1.     That the name of the Corporation is Cogent Communications Group, Inc.

        2.     That on June 12, 2003 the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the approval of the stockholders therefor.

        3.     That in lieu of a meeting and vote of stockholders, consents in writing have been signed by holders of outstanding stock having not less than the minimum number of votes that is necessary to consent to this amendment and restatement, and, if required, prompt notice of such action shall be given in accordance with the provisions of Section 228 of the General Corporation Law.

        4.     This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

        The text of the Corporation's certificate of incorporation is amended and restated in its entirety as follows:

ARTICLE 1. NAME.

        The name of the Corporation is Cogent Communications Group, Inc.

ARTICLE 2. REGISTERED OFFICE AND AGENT.

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, 19808, Delaware. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3. PURPOSE.

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE 4. CAPITAL STOCK.

        A.    Authorized Shares.    The total number of shares of capital stock of all classes that the Corporation will have the authority to issue is three hundred ninety-five million one hundred twenty thousand (395,120,000) shares, of which: (i) three hundred ninety-five million (395,000,000) shares, of a par value of $.001 per share, shall be of a class designated "Common Stock"; and (ii) one hundred twenty thousand (120,000) shares, of a par value of $.001 per share, of authorized but unissued Preferred Stock.

        The authorized but unissued Preferred Stock may be issued in one or more additional series, each series to be appropriately designated by a distinguishing letter or title prior to the issue of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption including sinking fund provisions, if any, the redemption price or prices, the liquidation preferences, any other qualifications, limitations, or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Except as otherwise set forth in a certificate designating any currently authorized but unissued Preferred Stock (each such certificate, a "Certificate of Designation"), the designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

        B.    Preferred Stock.    Except as otherwise required by the General Corporation Law or as provided in the Certificate of Designation relating to such series of Preferred Stock, shares of Preferred Stock shall be voted together with the shares of the Common Stock without distinction as to class or series at each annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, upon the following basis: each holder of a share of Preferred Stock will be entitled to one vote for each share of Common Stock such holder of Preferred Stock would receive upon conversion of such share of Preferred Stock held by such stockholder into Common Stock. Such determination shall be made with (1) respect to a meeting of the stockholders of the Corporation on the record date fixed for meeting, or (2) with respect to a written consent of the stockholders of the Corporation, on the effective date of such written consent.

        C.    Common Stock.

        1.    Prior Rights of Preferred Stock.    The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock and any other series of preferred stock as may be issued in accordance with the provisions hereof.

        2.    Voting Rights.    The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

        3.    Dividends.    Subject to the rights of any series of preferred stock set forth in a certificate of designation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock.

        4.    Increases or Decreases.    Subject to the rights of any series of preferred stock set forth in a certificate of designation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or reserved for conversion of the outstanding Preferred Stock) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation (voting together on an as-if converted basis).

ARTICLE 5. COMPROMISE OR ARRANGEMENT WITH CREDITORS.

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or

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on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditor, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 6. DIRECTORS LIABILITY; INDEMNIFICATION.

        A.    Indemnification.    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who, at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), for actions taken in such person's capacity as such a director, officer, employee or agent, and then only to the extent such person is not indemnified for such actions by such other corporation, partnership, joint venture, trust or other enterprise; provided, however, that except with respect to proceedings to enforce rights to indemnification, the by-laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and condition and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        B.    Limitation of Liability.    No director of this Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 or successor provisions of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

        C.    Prospective Amendment.    Any repeal or modification of this Article 6 shall be prospective and shall not affect the rights under this Article 6 in effect at the time of the alleged occurrence of any act or Omission to act giving rise to liability or indemnification.

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        Executed in the name of the Corporation by its President, who declares, affirms, acknowledges and certifies under penalties of perjury, that this is his free act and deed and the facts stated herein are true.

Dated: July 31, 2003

COGENT COMMUNICATIONS GROUP, INC.

/s/ David Schaeffer David Schaeffer, President

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Exhibit F

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

OF

SERIES H PARTICIPATING CONVERTIBLE PREFERRED STOCK

OF

COGENT COMMUNICATIONS GROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

        Cogent Communications Group, Inc., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the "Board"), by unanimous written consent dated June 12, 2003 duly adopted resolutions, which resolutions remain in full force and effect as of the date hereof, approving the establishment of a series of authorized preferred stock of the Corporation having a par value of $0.001 per share, which series shall (i) be designated as "Series H Participating Convertible Preferred Stock" (the "Series H Preferred Stock"), (ii) consisting of fifty-four thousand and one (54,001) shares and (iii) having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof.

        1.    Certain Definitions.

        Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

        "Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

        "Junior Stock" shall mean any class or series of capital stock of the Corporation authorized on or after the Original Issue Date ranking junior to the Series H Preferred Stock in respect of the right to receive dividends or to participate in any distribution upon liquidation, dissolution or winding-up of the affairs of the Corporation, as applicable, including but not limited to the Series F Participating Convertible Preferred Stock with respect to the Series F Secondary Liquidation Preference.

        "Pari Passu Stock" shall mean any class or series of capital stock of the Corporation authorized on or after the Original Issue Date ranking pari passu with the Series H Preferred Stock in respect of the right to receive dividends or to participate in any distribution upon liquidation, dissolution or winding-up of the affairs of the Corporation, as applicable, including but not limited to the Series G Participating Convertible Preferred Stock with respect to the Series G Secondary Liquidation Preference.

        "Participating Preferred Stock" shall mean the Series F, G and H Participating Convertible Preferred Stock, par value $.001 per share, and any other series of Preferred Stock of the Corporation that participates with the Common Stock in liquidation after payment of all liquidation preferences.

        "Preferred Stock" shall mean the preferred stock, par value $.001 per share, of the Corporation, however designated.

        "Senior Stock" shall mean any class or series of capital stock of the Corporation authorized on or after the Original Issue Date ranking senior to the Series H Preferred Stock in respect of the right to receive dividends or to participate in any distribution upon liquidation, dissolution or winding-up of the affairs of the Corporation, as applicable, including but not limited to the Series F and Series G Participating Convertible Preferred Stock with respect to the Series F and G Primary Liquidation Preferences.

        "Series F Adjustment Factor" shall mean the fraction designated as "Adjustment Factor" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series F Participating Convertible Preferred Stock.

        "Series F Primary Liquidation Preference" shall mean the liquidation proceeds payable to the Series F Participating Convertible Preferred Stock of the Corporation designated as "Primary Liquidation Preference" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series F Participating Convertible Preferred Stock.

        "Series F Secondary Liquidation Preference" shall mean the liquidation proceeds payable to the Series F Participating Convertible Preferred Stock of the Corporation designated as "Secondary Liquidation Preference" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series F Participating Convertible Preferred Stock.

        "Series G Adjustment Factor" shall mean the fraction designated as "Series G Controlling Adjustment Factor" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series G Participating Convertible Preferred Stock.

        "Series G Participating Convertible Preferred Stock" means each sub-series of the Corporation's Series G Participating Convertible Preferred Stock, par value $.001, which will be issued in an indeterminate number of sub-series (all of which will be identical to one another except for such sub-series' conversion price), collectively.

        "Series G Primary Liquidation Preference" shall mean the liquidation proceeds payable to the Series G Participating Convertible Preferred Stock of the Corporation designated as "Primary Liquidation Preference" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series G Participating Convertible Preferred Stock.

        "Series G Secondary Liquidation Preference" shall mean the liquidation proceeds payable to the Series G Participating Convertible Preferred Stock of the Corporation designated as "Secondary Liquidation Preference" in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of the Series G Participating Convertible Preferred Stock.

  2.
  Voting.

        (a)   Except as otherwise required by the General Corporation Law or provided in this Certificate, the shares of Series H Preferred Stock shall be voted together with the shares of the Common Stock without distinction as to class or series at each annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, upon the following basis: each holder of a share of Series H Preferred Stock will be entitled to one vote for each share of Common Stock such holder of Series H Preferred Stock would receive upon conversion of such share of Series H Preferred Stock held by such stockholder into Common Stock. Such determination shall be made (1) with respect to a meeting of the stockholders of the Corporation on the record date fixed for meeting, or (2) with respect to a written consent of the stockholders of the Corporation, on the effective date of such written consent.

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        (b)   Notwithstanding the provisions of Article 2(a) hereof, shares of Series H Preferred Stock shall not be entitled to a vote with respect to the election of directors of the Corporation.

  3.
  Preferences on Liquidation, Dissolution etc.

        (a)   Liquidation Preference.

          (i)    Upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after payment of Series F Primary Liquidation Preference, Series G Primary Liquidation Preference and all amounts owing to holders of any other Senior Stock, the holders of outstanding shares of the Series H Preferred Stock will be entitled to receive, out of the assets of the Corporation remaining after all of the Corporation's debts and liabilities have been paid or otherwise provided for, but before any payments have been made to the holders of Common Stock or any Junior Stock, an amount equal to $168.721 per share, subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reclassifications and similar events which increase or decrease the number of outstanding shares of Series H Preferred Stock (the "Primary Liquidation Preference"). If upon any such dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available to be distributed as aforesaid among the holders of the Series H Preferred Stock, the Series G Participating Convertible Preferred Stock with respect to the Series G Secondary Liquidation Preference, and any other Pari Passu Stock shall be insufficient to permit the payment in full to them of the Primary Liquidation Preference, the Series G Secondary Liquidation Preference and any other liquidation preferences ranking pari passu therewith and owing with respect to any other Pari Passu Stock, then the entire assets of the Corporation so to be distributed shall be distributed ratably based upon their respective pari passu liquidation preferences among such holders of the Series H Preferred Stock, the Series G Participating Convertible Preferred Stock and any other Pari Passu Stock.

        (b)   Remaining Liquidating Distributions.  After payment has been made in full to the holders of Series H Preferred Stock, the Senior Stock, Pari Passu Stock and any Junior Stock of their liquidation preferences, all remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Participating Preferred Stock and the holders of the Common Stock, assuming for purposes of such calculation that all outstanding shares of Participating Preferred Stock are converted into shares of Common Stock at their then applicable conversion rates.

        (c)   Assets other than Cash.  If assets other than cash are to be distributed to any holders of Series H Preferred Stock or Common Stock pursuant to Article 3 hereof, the amount received by such holders upon receipt of those assets shall be deemed to be the fair market value of such assets as determined in good faith by the Board of Directors of the Corporation in accordance with sound financial practice. If shares of stock or other securities are distributed to any holders of Series H Preferred Stock or Common Stock pursuant to Article 3 hereof, the fair market value shall mean per share or unit of such security, at any date, the average of the daily market prices for the twenty trading business days ending on the second trading day immediately preceding the date of distribution. The market price for each such business day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the principal securities exchange on which the shares of stock or other securities being distributed pursuant to Article 3 hereof is then listed or admitted to trading (or, if applicable, the last sale price reported by the National Association of Securities Dealers Automated Quotation Service ("NASDAQ") National Market System), or, if no sale takes place on such day on any such exchange or no such sale is quoted on such system, the average of the closing bid and asked prices on such day as so reported, or, if such securities are not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as reported by NASDAQ. If no market prices are reported, then the market price shall be the fair market value as

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determined in good faith by the Board of Directors. If such securities are subject to an agreement or other restriction limiting their free marketability, the loss of that marketability shall be considered by the Board of Directors in making its determination of fair market value.

        (d)   Amount Payable in Mergers, etc.  The following events shall be treated as a liquidation, dissolution or winding up within the meaning of this Article 3: (i) a consolidation, merger or reorganization of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation immediately before such event shall own fifty percent (50%) or less (calculated on an as converted basis, fully diluted) of the voting securities of the surviving corporation, (ii) any transaction or series of related transactions in which at least fifty percent (50%) of the Corporation's voting power is transferred, (iii) the sale, transfer or lease of all or substantially all of the assets of the Corporation or (iv) any acquisition of shares of capital stock of the Corporation (whether through a direct issuance by the Company, negotiated stock purchase, a tender for such shares, merger, consolidation or otherwise) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such event (each a "Change of Control Transaction"). All consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation (net of obligations owed by the Corporation that are senior to the Series H Preferred Stock), in connection with any such Change of Control Transaction, shall be, as applicable, paid by the purchaser to the holders of, or distributed by the Corporation in redemption (out of funds legally available therefor) of, the Series H Preferred Stock, the Pari Passu Stock and any Junior Stock in accordance with the preferences and priorities set forth in Articles 3(a) and 3(b) above, with such preferences and priorities specifically intended to be applicable in any such Change of Control Transaction as if such transaction were a liquidation, dissolution or winding up within the meaning of this Article 3. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of this Article 3(d), including causing the definitive agreement relating to such Change of Control Transaction to provide for a rate at which the shares of Series H Preferred Stock are converted into or exchanged for cash, new securities or other property that gives effect to the provisions of this Article 3, or otherwise causing such shares to be redeemed in a manner consistent with the provisions of this Article 3. The amount deemed distributed to the holders of Series H Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable. The provisions of this Article 3(d) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation or (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America which does not change the rights, privileges or preferences or the relative proportions of the stockholders as to each other as to before such event.

        (e)   Election to Convert.  Notwithstanding anything contained herein to the contrary, a holder of shares of Series H Preferred Stock may elect to convert any or all of such shares of Series H Preferred Stock into Common Stock at any time prior to close of business of the Company on the date prior to the day on which any liquidation preference provided for in this Article 3 is to be paid. Any such conversion shall be at the then Applicable Conversion Rate and on the other terms and conditions set forth in Article 4 below.

        4.     Conversion Rights.  Conversion of the Series H Preferred Stock into shares of Common Stock shall be subject to the following provisions:

        (a)   Optional Conversion.  Subject to and in compliance with the provisions of this Article 4, any shares of Series H Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series H Preferred Stock shall be entitled upon conversion shall be the product

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obtained by multiplying the "Conversion Rate" then in effect (determined as provided in Article 4(b)) by the number of shares of Series H Preferred Stock being converted.

        (b)   Conversion Rates.  The conversion rate in effect at any time for conversion of the Series H Preferred Stock (the "Conversion Rate") shall be the quotient obtained by dividing $100 by the "Conversion Price," calculated as provided in Article 4(c).

        (c)   Applicable Conversion Prices.  The Conversion Price shall initially be $.13 (the "Conversion Price"). The initial Conversion Price shall be adjusted from time to time in accordance with this Article 4. All references to a Conversion Price herein shall mean the Conversion Price as so adjusted.

        (d)   Mechanics of Conversion.  Each holder of Series H Preferred Stock who wishes to convert the same into shares of Common Stock pursuant to this Article 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series H Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series H Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not available therefor, in Common Stock (at the Common Stock's fair market value as determined by the Board of Directors as of the date of such conversion) any declared and unpaid dividends on the shares of Series H Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series H Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares of Series H Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series H Preferred Stock representing the unconverted portion of the certificate so surrendered.

        (e)   Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the date that the first share of the Series H Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series H Preferred Stock, the Conversion Price in effect immediately before that subdivision with respect to the Series H Preferred Stock shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series H Preferred Stock, the Conversion Price in effect immediately before the combination with respect to the Series H Preferred Stock shall be proportionately increased. Any adjustment under this Article 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (f)    Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event, unless an equivalent dividend is paid to the holders of the Series H Preferred Stock in respect of such stock, the Conversion Prices that are then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, to the price determined by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued

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and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each Conversion Price shall be adjusted pursuant to this Article 4(f) to reflect the actual payment of such dividend or distribution; and provided further, that if an adjustment has been made to any Conversion Price on the fixing of the record date for a dividend or distribution, no additional adjustment shall be made when such dividend is paid or distribution is made.

        (g)   Adjustments for Other Dividends and Distributions.  If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event, unless an equivalent dividend is paid to the holders of the Series H Preferred Stock in respect of such stock, provision shall be made so that the holders of Series H Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their shares of Series H Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Article 4 with respect to the rights of the holders of such shares of Series H Preferred Stock or with respect to such other securities by their terms; provided, however, that if such a provision has been made on the fixing of the record date for a dividend or distribution, no additional provision shall be made when such dividend is paid or distribution is made.

        (h)   Adjustment for Reclassification. Exchange and Substitution.  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series H Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 4), in any such event each holder of shares of Series H Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such Series H Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

        (i)    Sale of Shares Below Applicable Conversion Price.

          (1)   If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than (i) pursuant to a transaction described in Articles 4(e)-(i) above for which adjustment was made as provided in the applicable Article or (ii) the issuance of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors, in any event for an Effective Price (as hereinafter defined) less than the then-effective Conversion Price, then in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale (or such deemed issuance or sale), to a price determined by multiplying the then Conversion Price by a fraction (the "Adjustment Factor") (i) the numerator of which shall be

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  (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration received (as defined in subsection (j)(2)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock and the exercise of all outstanding rights, warrants and options to purchase Common Stock or Convertible Securities (as defined below). Notwithstanding the foregoing, if at any time or from time to time after the Original Issue Date, the Corporation adjusts the conversion price of the Series F or Series G Participating Convertible Preferred Stock pursuant to Article 4(i)(1) of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of such Preferred Stock, the Conversion Price shall be reduced (in lieu of any applicable adjustment pursuant to the first sentence of this subsection (j)(1)), as of the opening of business on the date of such adjustment, to a price determined by multiplying the Conversion Price in effect prior to the applicable issue or sale (or deemed issue or sale) by the smallest of the Adjustment Factor, the Series F Adjustment Factor or the Series G Adjustment Factor, as applicable.

          (2)   For the purpose of making any adjustment required under this Article 4(i), the "Aggregate Consideration" received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (3)   For the purpose of the adjustment required under this Article 4(i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the effective Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the

7

  minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No readjustment in respect of any rights, options or Convertible Securities pursuant to this Article 4(i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price that was in effect on the original adjustment date or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and the date of such readjustment for which no adjustment was made. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series H Preferred Stock.

          (4)   "Additional Shares of Common Stock" shall mean, with respect to any shares of Series H Preferred Stock, all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Article 4(i), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of any Preferred Stock, (2) up to 10,000 shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events) issued to employees, officers or directors of, or consultants or advisors to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (3) up to 2,000,000 shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events) issued to investors in or lenders to the Corporation, and (4) additional convertible debt or equity issued in exchange for, upon conversion of, or as paid-in-kind interest payment on, the 7.50% convertible notes due 2007 of Allied Riser Communications Corporation outstanding on the Original Issue Date and in accordance with the terms of such convertible notes as in effect on the Original Issue Date.

          (5)   The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Article 4(i), into the Aggregate

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  Consideration received, or deemed to have been received by the Company for such issue under this Article 4(i), for such Additional Shares of Common Stock.

        (j)    Accountants' Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series H Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of shares of the Series H Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Applicable Conversion Price for such series in effect prior to and after giving effect to such adjustment or readjustment, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of such shares of such Series H Preferred Stock.

        (k)   Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, any Change of Control Transaction, any sale of all or substantially all of the Corporation's assets or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series H Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the material terms of such transaction, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

        (l)    Automatic Conversion.

          (1)   Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price, at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series H Preferred Stock voting as a single class. Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock based on the Conversion Price immediately upon (i) the conversion of all of the outstanding shares of Series G Participating Convertible Preferred Stock into Common Stock or (ii) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the aggregate pre-money valuation of the Corporation is at least five hundred million dollars ($500,000,000); and (ii) the gross cash proceeds (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Article 5.

          (2)   Upon the occurrence of an event specified in paragraph (1) above, the outstanding shares of Series H Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered

9

  to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series H Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series H Preferred Stock the holders of Series H Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series H Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series H Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on such shares of Series H Preferred Stock being converted, to and including the date of such conversion.

        (m)  Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series H Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series H Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

        (n)   Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series H Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series H Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (o)   Notices.  Any notice required by the provisions of this Article 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having' been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, having specified next day of delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

        (p)   Payment of Taxes.  The Corporation shall pay all taxes imposed by the State of Delaware (or any other jurisdiction in which the Company is then located or conducting business) (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock.

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        (q)   Dilution or Impairment.  The Corporation shall not, without the appropriate vote of the stockholders under the General Corporation Law of the State of Delaware and Article 7 of this Certificate, amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series H Preferred Stock against dilution or other impairment.

        5.     Dividend Rights

        (a)   In the event dividends are paid on any share of Common Stock, Pari Passu Stock or Junior Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock, Pari Passu Stock or Junior Stock.

        (b)   The provisions of Article 5(a) shall not apply to a dividend payable in Common Stock.

        6.     Residual Rights

        All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein or in Article IV of the Certificate of Incorporation shall be vested in the Common Stock.

        7.     Amendment

        No provision of this Certificate may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the Series H Preferred Stock.

* * * * *

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        IN WITNESS WHEREOF, Cogent Communications Group, Inc. has caused this Certificate of Designations to be executed and delivered in its name and on its behalf on July 31, 2003.

COGENT COMMUNICATIONS GROUP, INC.
/s/ David Schaeffer David Schaeffer, President

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SCHEDULE I

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
COGENT COMMUNICATIONS GROUP, INC.

        The directors and executive officers of Cogent Communications Group, Inc. and their positions and offices as of September 1, 2003 are set forth in the following table:

Name	Positions and Offices Held	Options Beneficially Owned	% of Outstanding Options (1)	Subject Common Stock Beneficially Owned (2)	% of Outstanding Common Stock (3)
David Schaeffer(4)	Chairman, President, and Chief Executive Officer	478,700	44.2%	1,225,000	8.6%
H. Helen Lee	Chief Financial Officer and Director	143,267	13.2%	799	*
Thaddeus G. Weed	Vice President and Controller	12,086	1.1%	25	*
Robert N. Beury	Vice President and General Counsel	22,055	2.0%	—	—
Mark Schleifer	Vice President, IP Engineering	21,296	2.0%	—	—
Timothy O'Neill	Vice President of Engineering Construction	22,245	2.1%	—	—
R. Brad Kummer	Vice President and Chief Technology Officer	25,422	2.3%	—	—
Bruce Wagner	Vice President of Sales	30,000	2.8%	—	—
Edward Glassmeyer	Director	—	—	—	—
Erel Margalit	Director	—	—	—	—
James Wei	Director	—	—	—	—

TOTALS		755,071	69.8%	1,225,824	8.6%

*
Less than 1%

(1)
As of September 1, 2003, there are 1,082,180 options outstanding under the 2000 Equity Incentive Plan, of which 962,180 options are held by Eligible Participants.

(2)
Subject Common Stock Beneficially Owned refers to common stock beneficially owned, other than common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

(3)
As of September 1, 2003, there are approximately 14,259,563 shares of common stock issued and outstanding.

(4)
Excludes 135,000 shares of common stock held by the Schaeffer Descendent's Trust.

        The business address for all of the above directors and executive officers is c/o Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington, D.C. 20007, and each such person's telephone number is (202) 295-4200.

QuickLinks

COGENT COMMUNICATIONS GROUP, INC. OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR SHARES OF RESTRICTED STOCK UNDER THE 2003 INCENTIVE AWARD PLAN OF COGENT COMMUNICATIONS GROUP, INC. THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M. WASHINGTON, D.C. TIME ON OCTOBER 9, 2003 UNLESS THIS OFFER IS EXTENDED
IMPORTANT
TABLE OF CONTENTS
INDEX TO SUMMARY TERM SHEET
SUMMARY TERM SHEET
THE OFFER TO EXCHANGE
Summary Consolidated Financial Information of Cogent
THE 2003 INCENTIVE AWARD PLAN OF COGENT COMMUNICATIONS GROUP, INC.
ARTICLE I. DEFINITIONS
ARTICLE II. SHARES SUBJECT TO PLAN
ARTICLE III. GRANTING OF AWARDS
ARTICLE IV. AWARD OF RESTRICTED STOCK
ARTICLE V. ADMINISTRATION
ARTICLE VI. MISCELLANEOUS PROVISIONS
COGENT COMMUNICATIONS GROUP, INC. ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS
RESTRICTED STOCK AGREEMENT
ARTICLE I. DEFINITIONS
ARTICLE II. ISSUANCE OF RESTRICTED STOCK
ARTICLE III. RESTRICTIONS
ARTICLE IV. MISCELLANEOUS
NOTICE OF ELECTION TO WITHDRAW ELIGIBLE OPTIONS
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF COGENT COMMUNICATIONS GROUP, INC. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware
ARTICLE 1. NAME.
ARTICLE 2. REGISTERED OFFICE AND AGENT.
ARTICLE 3. PURPOSE.
ARTICLE 4. CAPITAL STOCK.
ARTICLE 5. COMPROMISE OR ARRANGEMENT WITH CREDITORS.
ARTICLE 6. DIRECTORS LIABILITY; INDEMNIFICATION.
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SERIES H PARTICIPATING CONVERTIBLE PREFERRED STOCK OF COGENT COMMUNICATIONS GROUP, INC.
SCHEDULE I INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF COGENT COMMUNICATIONS GROUP, INC.